Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO LOAN, GUARANTEE AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN, GUARANTEE AND SECURITY AGREEMENT (this “Amendment”), dated as of August 13, 2025, is by and between GREAT ELM CAPITAL CORP., a Maryland corporation (“Borrower”) and CITY NATIONAL BANK (“CNB”), as lender (in such capacity, together with its successors and assigns in such capacity, “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

A.   Borrower and Bank are parties to that certain Loan, Guarantee and Security Agreement, dated as of May 5, 2021 (as amended by that certain First Amendment to Loan, Guarantee and Security Agreement, dated as of October 4, 2021, that certain Second Amendment to Loan, Guarantee and Security Agreement, dated as of May 4, 2022, that certain Third Amendment to Loan, Guarantee and Security Agreement, dated as of November 22, 2023, that certain Fourth Amendment to Loan, Guarantee and Security Agreement, dated as of July 10, 2024, and as the same may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).

B.   Borrower has requested that Bank (i) increase the Revolving Line from $25,000,000 to $50,000,000 (such $25,000,000 increase, the “Fifth Amendment Increase”), and (ii) amend certain other provisions of the Credit Agreement as set forth herein.

C.   Bank is willing to agree to such requests, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

Subject to the satisfaction of the conditions set forth in Section 2.1 below, the Credit Agreement is hereby amended as follows:

1.1  Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 2.1 below, each of the Credit Agreement, Schedule E (Existing Indebtedness) and Exhibit D (Compliance Certificate) thereto shall be amended as reflected in the pages of the Credit Agreement, Schedules and Exhibits attached as Annex A hereto to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1  Closing Conditions.  This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (in each case, in form and substance acceptable to Bank in its sole discretion):

(a)   This Amendment. The execution and delivery of this Amendment duly executed by Borrower and Bank.

(b)   No Default. No default or Event of Default under the Credit Agreement has occurred and is continuing or would be caused by the consummation of the transactions contemplated by this Amendment.

(c)   Upfront Fee. Bank shall have received an upfront fee 1.00% of the amount of the Fifth Amendment Increase, prorated for the period of time between the date hereof and the Revolving Maturity Date as of the date hereof, which such upfront fee shall be fully earned on the date hereof and nonrefundable.

(d)   Compliance Certificate. Bank shall have received a Compliance Certificate, which shall be certified by a Responsible Officer as true and correct as of the last day of the fiscal quarter ended June 30, 2025.

(e)   Expenses. Bank shall have received full payment of the fees and Bank Expenses then due in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 2.4 of the Credit Agreement).

(f)   Representations and Warranties.  The representations and warranties contained in Section 3.2 below shall be true and correct as of the date hereof.

ARTICLE III
MISCELLANEOUS

3.1  Amended Terms.

(a)   Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)   Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)   The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Credit Agreement or any other Loan

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Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

3.2  Representations and Warranties of Borrower.  Borrower represents and warrants to Bank as follows:

(a)   Borrower has all requisite power and authority under applicable law and under its Charter Documents to execute, deliver and perform its obligations under this Amendment, and under the Credit Agreement as amended hereby;

(b)   All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment, and to perform its obligations under the Credit Agreement, as amended hereby, have been taken and/or received;

(c)   This Amendment and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(d)   The execution, delivery and performance of this Amendment, and the performance by Borrower of its obligations under the Credit Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal, state, local or other law, rule, or regulation binding on it, (b) any order of any governmental authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien upon or with respect to any of the Collateral;

(e)   The representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(f)   No event has occurred and is continuing which constitutes an default or an Event of Default under the Credit Agreement;

(g)   The Credit Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of Bank, which security interests and Liens are perfected in accordance with the terms of the Credit Agreement and prior to all Liens other than Permitted Liens; and

(h)   As of the date hereof, the Charter Documents of the Borrower, the resolutions and incumbency delivered to the Bank on the Closing Date remain true and correct without further amendment thereto, except with respect to the Articles of Amendment, dated February 23, 2022, with respect to the charter of the Borrower, which has previously been delivered to the Bank and remains true and correct without further amendment thereto.

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3.3  Reaffirmation of Obligations.  The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended hereby) and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of their Obligations. The Borrower acknowledges receipt of a copy of the Amendment.  The Borrower hereby consents to the Amendment and reaffirms any other Loan Documents to which it is a party and acknowledges that the execution and delivery of this Amendment shall have no effect on Borrower’ obligations under the Credit Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of Borrower and are hereby reaffirmed.

3.4  Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5  Further Assurances.  The Borrower agrees to promptly take such action, upon the reasonable request of Bank, as is necessary to carry out the intent of this Amendment.

3.6  Entirety.  This Amendment, together with the annex hereto, and the other Loan Documents are intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Amendment.

3.7  Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission, e-mail or other electronic transmission (e.g. “pdf” or “tif”) shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile, e-mail or other electronic transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

3.8  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

3.9  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Borrower may not assign or transfer any interest or rights hereunder without the prior written consent of Bank and any such prohibited assignment or transfer shall be absolutely void.

3.10  Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

GREAT ELM CAPITAL CORP., a Maryland corporation, as Borrower

By:	/s/ Adam Kleinman
Name:	Adam Kleinman
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Loan, Guarantee and Security Agreement]

CITY NATIONAL BANK, as Bank

By:	/s/ Stephanie Leimbach
Name:	Stephanie Leimbach
Title:	Vice President

[Signature Page to Fifth Amendment to Loan, Guarantee and Security Agreement]

ANNEX A TO FIFTH AMENDMENT

AMENDED CREDIT AGREEMENT

Conformed Through ~~Fourth~~Fifth Amendment to Loan, Guarantee and Security Agreement

GREAT ELM CAPITAL CORP.

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

AND

CITY NATIONAL BANK

LOAN, GUARANTEE AND SECURITY AGREEMENT

This LOAN, GUARANTEE AND SECURITY AGREEMENT dated as of May 5, 2021 is entered into by and among CITY NATIONAL BANK (“Bank”), GREAT ELM CAPITAL CORP., a Maryland corporation (“Borrower”) and the Subsidiaries of Borrower from time to time party hereto (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions. As used in this Agreement, the following terms shall have the following respective definitions:

“A/R Facility” means any interest in accounts receivables which any Loan Party acquires either directly or indirectly through a participation or sub-participation, including any specialty finance participations of the Loan Parties.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Advance Request Date” means the date on which Borrower delivers to Bank a Loan Advance/Paydown Request Form in substantially the form of Exhibit B in connection with Borrower’s request for an Advance in accordance with Section 2.1(a).

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Agreement” means this Loan, Guarantee and Security Agreement among Bank, Borrower, and the Subsidiary Guarantors, together with all exhibits and schedules hereto, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the FCPA and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of their respective Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of their respective Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, with respect to any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Dealer” means Markit Partners, Loan Pricing Corp. or any other nationally recognized loan pricing service or nationally recognized broker/dealer that is reasonably acceptable to Bank.

“Asset Coverage” means, as of any date of determination “asset coverage” (as understood under the Investment Company Act), as determined in accordance with the terms and requirements of the Investment Company Act, including Sections 6(f), 18 and 61(a)(1) thereof, and otherwise in accordance with GAAP.

“Availability Termination Date” means ~~(i) with respect to the GECCM Notes, October 3, 2024, and (ii)~~ with respect to the GECCO Notes, ~~January 1~~May 31, 2026.~~.~~

“Bank Asset Coverage” means, as of any date of ~~termination~~determination, the result of (i) the sum of (x) the Value of all Portfolio Investments in the name of the Loan Parties and (y) the total amount of cash on deposit in the Collateral Accounts or any other account in the name of the Loan Parties that is subject to a Control Agreement, in each case, excluding the direct proceeds of any Advances hereunder divided by (ii) the sum of (a) the total Credit Extensions~~.~~ , plus (b) the outstanding principal balance of the GECCO Notes commencing on January 1, 2026 until the GECCO Notes are repaid or refinanced in accordance with the terms hereof, plus (c) with respect to any Permitted Unsecured Debt (other than the GECCO Notes) with a maturity earlier than 180 days after the then applicable Revolving Maturity Date, the outstanding principal balance of such Permitted Unsecured Debt.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Base Rate” means the greater of (a) the rate most recently publicly announced by Bank at its principal office in Los Angeles, California as its “Prime Rate” and (b) Term SOFR for a one-month tenor in effect on such date plus 1.00%.

“Base Rate Advance” means Advances the rate of interest applicable to which is based upon the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bonds” means any High Yield Securities.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, business operations or financial condition; and all computer programs, tape files, and the equipment containing such information.

“Borrowing Base” means at any time an amount equal to:

(i) 65 percent (65%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are First Lien Loans or First Lien Bonds, in each case that are Broadly Syndicated Portfolio Investments that are not High Leverage Loans, plus

(ii) 40 percent (40%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are First Lien Loans or First Lien Bonds, in each case that are Broadly Syndicated Portfolio Investments that are High Leverage Loans plus

(iii) 55 percent (55%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are First Lien Loans that are Middle Market Loans plus

(iv) 35 percent (35%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are Second Lien Loans that are Broadly Syndicated Portfolio Investments plus

(v) 20 percent (20%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are Second Lien Loans that are Middle Market Loans plus

(vi) 35 percent (35%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are Bonds (other than First Lien Bonds that are Broadly Syndicated Portfolio Investments) plus

(vii) 40 percent (40%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are DIP Loans plus

(viii) 80 percent (80%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are A/R Facilities included in accordance with clause (j) of the definition of “Eligible Portfolio Investments” plus

(ix) 40 percent (40%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are A/R Facilities that are included in accordance with clause (k) of the definition of “Eligible Portfolio Investments” plus

(x) 30 percent (30%) of the aggregate Value of the Eligible Portfolio Investments provided by the Loan Parties in accordance with Section 6.3(d) that are Preferred Equity;

provided that: (i) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Second Lien Loans shall not exceed 15% of the Borrowing Base, (ii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Bonds shall not exceed 15% of the Borrowing Base (other than First Lien Bonds that are Broadly Syndicated Portfolio Investments), (iii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Second Lien Loans and Bonds (other than First Lien Bonds that are Broadly Syndicated Portfolio Investments) shall not exceed 25% of the Borrowing Base in the aggregate, (iv) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Preferred Equity shall not exceed $3,500,000, (v) the advance rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single portfolio company exceeding 15% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause shall be made without taking into account any advance rate), shall be 0%, (vi) the advance rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 10 Eligible Obligors in the aggregate, (vii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not First Lien Loans that are Broadly Syndicated Portfolio Investments, First Lien Bonds that are Broadly Syndicated Portfolio Investments, First Lien Loans that are Broadly Syndicated High Leverage Loans or A/R Facilities included in accordance with clause (j) of the definition of “Eligible Portfolio Investments” shall not exceed 50% of the Borrowing Base in the aggregate and (viii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments in the “Oil, Gas & Consumable Fuels” S&P industry classification group shall not exceed 12.5% of the Borrowing Base in the aggregate.

“Borrowing Base Certificate” is a borrowing base certificate in form attached hereto as Exhibit C.

“Borrowing Base Portfolio Investments” means Eligible Portfolio Investments that are included in the Borrowing Base.

“Broadly Syndicated Portfolio Investment” means, any First Lien Loan or First Lien Bond or Second Lien Loan (a)(i) that is a broadly syndicated commercial loan or bond, (ii) that is not (and cannot by its terms become) subordinate in right of payment (excluding, for the avoidance of doubt, subordination of the applicable lien on the assets of any Obligor in the case of a Second Lien Loan) to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) that is secured by a pledge of collateral, which security interest is validly perfected and first or second priority, as applicable under Applicable Law (subject to Liens described in clause (c) of the definition of Permitted Liens), (iv) with respect to which Borrower determines in good faith that the value of the collateral securing such Loan or Bond (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of such Loan or Bond plus the aggregate outstanding balances of all other loans or bonds of equal or higher seniority secured by the same collateral, (v) in the case of a First Lien Loan, that has an Issue Size of $250,000,000 or greater and (vi) that has at least one bid-side quote provided by an Approved Dealer or (b) that is otherwise approved by Bank in its sole discretion as a “Broadly Syndicated Portfolio Investment”.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York or the New York Stock Exchange are authorized or required to close or any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market; provided that, when used in connection with a SOFR Advance, or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“CFC” has the meaning assigned to such term in the definition of “Excluded Equity”.

“CFC Holdco” has the meaning assigned to such term in the definition of “Excluded Equity”.

“Change in Control” shall mean (i) with respect to Borrower, a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor) shall have acquired “beneficial ownership” (as defined under Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group acting in concert shall be deemed to have “beneficial ownership” of all securities that such person or persons have the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of stock or other equity interests or any interest convertible into any such interest in Borrower), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of over 50% or more of the voting power for the election of directors of Borrower, other than any such acquisition by one or more Permitted Holders and (ii) with respect to any Subsidiary Guarantor, the failure of Borrower to own and control, directly or indirectly, all of the stock or other equity interests of such Subsidiary Guarantor (except pursuant to a transaction permitted hereunder).

“Charter Documents” means with respect to any entity, in each case to the extent applicable thereto, its certificate or articles of incorporation or organization, its bylaws or operating agreement, its partnership agreement, all other formation and/or governing documents, and all voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

“Closing Date” means the date of this Agreement.

“Code” means the New York Uniform Commercial Code.

“Collateral” is defined in Section 4.1(a).

“Collateral Account” is defined in Section 6.6(a).

“Compliance Certificate” means a certificate in substantially the form attached as Exhibit D.

“Condition to Borrowing Material Adverse Effect” means (a) a material and adverse effect on the business, operations, assets, or financial condition of the Loan Parties, taken a whole, (b) a material and adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) a material and adverse effect on the material rights and remedies (taken as a whole) of Bank under the Loan Documents; provided, that a Material Adverse Effect solely under clauses (a) or (b) above shall not include: (i) any event or condition resulting from or relating to changes or developments in the economy, financial markets or employment markets; (ii) changes in political conditions, including any acts of war or terrorist activities; (iii) effects of weather, meteorological or geological events; (iv) changes in general national, regional or local economic or financial conditions unless any such impacts the parties to this Agreement in a disproportionate manner relative to other similar companies operating in the United States; (v) effects of international, national, regional or local epidemics or pandemics (including from COVID-19) or (vi) any change, financial or otherwise, to the business, affairs or operations of Bank or any of its affiliates.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage costs and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” means any control agreement, in form and substance reasonably satisfactory to Bank, executed and delivered by Borrower or any Subsidiary Guarantor, Bank and the applicable bank or securities intermediary, as applicable, with respect to a deposit account or securities account.

“Continuation/Conversion Notice” means a request for continuation or conversion of a Loan as set forth in Section 2.1(b), substantially in the form of Exhibit E attached hereto.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“DIP Loan” means any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (ii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan.

“Eligible Portfolio Investments” means Portfolio Investments, (i) that comply with all of the Loan Parties’ representations and warranties to Bank set forth in Section

5.3, (ii) that are either First Lien Loans, Second Lien Loans, Middle Market Loans, Bonds, DIP Loans, A/R Facilities or Preferred Equity and (iii) unless otherwise agreed to by Bank in writing, that satisfy each of the following conditions as of the date the corresponding Portfolio Investment is added to the Borrowing Base and at each other date of determination:

(a)               such Portfolio Investment has been originated, purchased or otherwise acquired by such Loan Party in the ordinary course of business;

(b)               such Portfolio Investment is denominated and payable in Dollars;

(c)               such Portfolio Investment is evidenced by a credit agreement or other underlying agreement containing an express promise to pay (except in the case of any Preferred Equity);

(d)               with respect to First Lien Loans and First Lien Bonds that are Broadly Syndicated Portfolio Investments, (i) such Loan or Bond has a Value that is greater than or equal to 80% of the par value thereof, (ii) such Loan or Bond has a Moody’s public rating or a public rating by S&P and such public ratings are higher than or equal to “Caa1” by Moody’s or higher than or equal to “CCC+” by S&P and (iii) such Loan or Bond contains a Net Total Leverage Ratio of less than or equal to 7.5x as of any Relevant Test Period; provided that any such Loan or Bond shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan or Bond has a Value that is less than 60% of the par value thereof, (ii) such Loan or Bond has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(e)               with respect to First Lien Loans that are Broadly Syndicated Portfolio Investments that are High Leverage Loans, such Loan (i) has a Value that is greater than or equal to 80% of the par value thereof and (ii) such Loan has a Moody’s public rating or a public rating by S&P and such public ratings are higher than or equal to “Caa1” by Moody’s or higher than or equal to “CCC+” by S&P; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(f)               with respect to First Lien Loans and Second Lien Loans that are Middle Market Loans, (i) such Loan has a Value that is greater than or equal to 80% of the par value thereof, (ii) such Loan contains a Net Total Leverage Ratio of less than or equal to 7.0x as of the Relevant Test Period most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base and (iii) if rated, such Loan has a public rating from Moody’s that is higher than or equal to “Caa1” or from S&P that is higher than or equal to “CCC+”; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) if rated, such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC”, (iii) as of any Relevant Test Period, the Loan contains a Net Total Leverage Ratio of greater than 9.0x or (iv) a Specified Obligor Event of Default has occurred with respect thereto;

(g)               with respect to Second Lien Loans that are Broadly Syndicated Portfolio Investments, (i) such Loan has a Value that is greater than or equal to 75% of the par value thereof, (ii) such Loan has a Moody’s public rating or a public rating by S&P and such public ratings are higher than or equal to “Caa1” by Moody’s or higher than or equal to “CCC+” by S&P and (iii) such Loan contains a Net Total Leverage Ratio of less than or equal to 7.0x as of the Relevant Test Period most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 40% of the par value thereof, (ii) such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(h)               with respect to any Bond (other than any First Lien Bonds that are Broadly Syndicated Portfolio Investments but including, for the avoidance of doubt, any Second Lien Bonds), (i) such Bond has a Value that is greater than or equal to 80% of the par value thereof, (ii) such Bond has an Issue Size that is greater than $250,000,000 and (iii) such Bond has a Moody’s public rating or a public rating by S&P and such public ratings are higher than or equal to “Caa1” by Moody’s or higher than or equal to “CCC+” by S&P; provided that such Bond shall cease to be an Eligible Portfolio Investment at such time as (i) the Bond has a Value that is less than 40% of the par value thereof, (ii) such Bond has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(i)                with respect to any DIP Loans, (i) such Loan has a Value that is greater than or equal to 80% of the par value thereof and (ii) if rated, such Loan has a public rating from Moody’s that is higher than or equal to “Caa1” or from S&P that is higher than or equal to “CCC+”; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) if rated, such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(j)                with respect to A/R Facilities the Obligor of which has a public rating from Moody’s that is higher than or equal to “Baa3” or from S&P that is higher than or equal to “BBB-”, such A/R Facility has a Value that is greater than or equal to 80% of the par value thereof; provided that any such A/R Facility shall cease to be an Eligible Portfolio Investment at such time as (i) the A/R Facility has a Value that is less than 60% of the par value thereof, (ii) the Obligor of such A/R Facility has a Moody’s public rating that is lower than “Baa3” or a public rating by S&P that is lower than “BBB-” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(k)              with respect to A/R Facilities the Obligor of which has a public rating (i) from Moody’s that is less than “Baa3” but higher than or equal to “B2” or (ii) from S&P that less than “BBB-” higher than or equal to “BB”, such A/R Facility has a Value that is greater than or equal to 80% of the par value thereof ; provided that any such A/R Facility shall cease to be an Eligible Portfolio Investment at such time as (i) the A/R Facility has a Value that is less than 60% of the par value thereof, (ii) the Obligor of such A/R Facility has a Moody’s public rating that is lower than “B2” or a public rating by S&P that is lower than “BB” or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(l)                with respect to any Preferred Equity, (i) such Preferred Equity has a Value that is greater than or equal to 75% of the par value thereof and (ii) if rated, such Preferred Equity or the applicable Obligor has a public rating from Moody’s that is higher than or equal to “Caa1” or from S&P that is higher than or equal to “CCC+” ; provided that any such Preferred Equity shall cease to be an Eligible Portfolio Investment at such time as (i) the Preferred Equity has a Value that is less than 75% of the par value thereof, (ii) if rated, such Preferred Equity or the applicable Obligor has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC”, (iii) such Preferred Equity is no longer traded on an exchange or (iv) an event of default has occurred and is continuing with respect to any insolvency, bankruptcy or reorganization of the applicable Obligor after giving effect to any applicable cure period;

(m)             such Portfolio Investment does not constitute a purpose credit advanced for the acquisition of margin stock;

(n)              such Portfolio Investment has been pledged to Bank as Collateral and Bank has a perfected security interest in such Portfolio Investment;

(o)              such Portfolio Investment is not a Portfolio Investment that, on or after the date such Portfolio Investment was added to the Borrowing Base, has been modified by such Loan Party in any of the following ways without Bank’s consent: (i) increasing the principal amount of the commitment, (ii) reducing in the rate of interest by more than 25%, (iii) waiving, deferring or extending any scheduled payment date of principal or interest for a period greater than (x) five (5) Business Days beyond any applicable grace period related thereto or (y) in the case of any forbearance or similar action, one fiscal quarter over the term of the underlying facility, (iv) extending the final maturity date or (v) releasing of any collateral securing such Portfolio Investment;

(p)              such Portfolio Investment does not provide the related Obligor with any right of rescission, set-off, counterclaim or defense, including the defense of usury;

(q)              such Portfolio Investment does not contain confidentiality restrictions that would prohibit Bank from accessing all necessary information with regards to such Portfolio Investment so long as Bank has agreed to maintain the confidentiality of such information and to comply with customary and market confidentiality obligations;

(r)               the Obligor with respect to such Portfolio Investment is an Eligible Obligor;

(s)              such Portfolio Investment does not contravene in any material respect any Applicable Law except to the extent that non-compliance with any Applicable Law would not reasonably be expected, in Bank’s commercially reasonable judgment, to result in a Material Adverse Effect on such Portfolio Investment;

(t)               such Portfolio Investment is eligible to be sold to such Loan Party and to have a security interest therein granted to Bank;

(u)              all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Portfolio Investment by such Loan Party have been duly obtained, effected or given and are in full force and effect;

(v)              such Portfolio Investment is not a charged-off loan and has not been placed on “non-accrual status” by such Loan Party in accordance with the internal accounting and valuation policies of such Loan Party in effect as of the Closing Date;

(w)             except in the case of any Preferred Equity that constitutes a Portfolio Investment, the maximum term to maturity of such Portfolio Investment shall not exceed 10 (ten) years from any Advance Request Date; and

(x)               except with respect to Preferred Equity that constitutes a Portfolio Investment, such Portfolio Investment (i) is not an equity security and (ii) has not been converted or exchanged into an equity security at any time on or after the date it is included as part of the Collateral.

For purposes of determining any ratings requirement set forth herein, (i) the rating shall be based on the lower of the S&P and Moody’s rating, in the event that the ratings by S&P and Moody’s are not equivalent and (ii) in the event that there is only one rating by S&P or Moody’s, then such rating shall apply.

“Eligible Governmental Obligor” means any Obligor with respect to an A/R Facility that is a United States Governmental Authority or a federal, state or local government entity of the United States and which has a public rating from Moody’s that is higher than or equal to “Baa3” or from S&P that is higher than or equal to “BBB-”; provided that (a) such rating shall be based on the lower of the S&P and Moody’s rating, in the event that the ratings by S&P and Moody’s are not equivalent and (b) in the event that there is only one rating by S&P or Moody’s, then such rating shall apply.

“Eligible Obligor” means, as of the date the Portfolio Investment related to such Obligor is added to the Borrowing Base, any Obligor under a Portfolio Investment that:

(a)               is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)              except in the case of an Eligible Governmental Obligor, is either a legal operating entity or holding company;

(c)               has not entered into its respective Portfolio Investment primarily for personal, family or household purposes;

(d)              except in the case of an Eligible Governmental Obligor, is not a Governmental Authority or a federal, state or local government entity, is not a Governmental Authority;

(e)               is not an Affiliate of any Loan Party or its officers, employees or agents (provided, that no person shall be deemed to be an Affiliate of a Loan Party solely by reason of control by a common financial sponsor);

(f)               such Obligor is domiciled in the United States; provided that up to twenty percent (20%) of the aggregate outstanding balance of all Eligible Portfolio Investments may have Obligors that reside in Canada or the United Kingdom; and

(g)             except in the case of an Eligible Governmental Obligor, is not a federal, state or local government entity or any department, agency, or instrumentality.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Loan Party has any interest.

“Eurocurrency Reserve Requirement” means the sum (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Federal Reserve Board, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called “Eurocurrency Liabilities”, including Regulation D (12 CFR 224).

“Event of Default” means any one or more of the events specified in Article 8.

“Excluded Account” means (i) any trust accounts, escrow accounts and other fiduciary accounts, (ii) withholding tax deposit accounts, (iii) payroll, healthcare and other employee wage and benefit accounts, (iv) zero balance accounts and (v) any payment, disbursement or other account containing a balance, individually of less than $25,000 and together with the balances of all other such accounts, of less than $100,000.

“Excluded Collateral” means (a) assets (including equity interests) to the extent the pledge thereof or the grant of security interests therein is prohibited by applicable law, rule or regulation or would require the consent of any Governmental Authority, (b) any permit, license, contract, agreement, state or local franchises, charters and authorizations to which any Loan Party is a party to the extent that the collateral assignment thereof or the creation of a security interest therein would constitute a breach of the terms of such permit, license, contract or agreement, or would permit the relevant Governmental Authority or unaffiliated third party to terminate such permit, license, contract or agreement, except the Collateral expressly shall include any proceeds of any of the foregoing assets; provided that, the foregoing exclusions of clause (b) shall cease to be so excluded (i) to the extent such described prohibition or restriction is, or would be (in the case of after-acquired property or changes to applicable law), rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction (or any successor provision) or any other applicable law or principles of equity (as determined by an applicable court); or (ii) if such Loan Party has obtained all of the consents of such Governmental Authority or such third party to such license, contract or agreement necessary for the collateral assignment of, or creation of a security interest in, such permit, license, contract, agreement, state or local franchises, charters or authorizations; provided further that, immediately upon the ineffectiveness, lapse or termination of any such term in any such permit, license, contract, agreement, state or local franchises, charters or authorizations, the Collateral shall include, and such Loan Party shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (c) equity interests in any Subsidiary to the extent the pledge thereof to Bank is not permitted by the terms of such Subsidiary’s organizational documents or third party contractual restriction; (d) Excluded Equity; (e) all leasehold interests in real property; (f) any motor vehicle, aircraft, property and other assets that are, in each case, covered by a certificate of title or ownership, except to the extent perfection of a security interest therein can be perfected solely by the filing of UCC financing statements; (g) any assets or property if the grant of a security interest or Lien in or over such assets or property hereunder could result in a material and adverse tax consequence as reasonably determined by the Borrower in good faith in consultation with Bank; (h) any intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that, at such time a verified statement of actual use of any such Trademark is filed with the United States Patent and Trademark Office, the trademark application shall immediately cease to be Excluded Collateral; and (i) any assets or property that the Borrower and Bank shall have determined in their reasonable discretion to treat as Excluded Collateral for purposes hereof on account of the cost, burden or consequences of granting a security interest or Lien in or over such assets or property hereunder being excessive in relation to the practical benefit to Bank of the security to be afforded thereby.

“Excluded Equity” means that portion of the outstanding equity interests of any Subsidiary that (A) exceeds an aggregate of 65% of the equity interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) or any successor regulation thereto) and 100% of such non-voting equity interests of each Subsidiary that is (x) a “controlled foreign corporation” (as defined under Section 957(a) of the Internal Revenue Code) the dividends or “deemed dividends” of which are not entitled to the dividends received deduction under Section 245A of the Internal Revenue Code (each, a “CFC”), or (y) a Subsidiary substantially all of the assets of which (for U.S. federal income tax purposes) consist of equity interests (or equity interests and indebtedness) of one or more CFCs (each, a “CFC Holdco”) or (B) is a direct or indirect Subsidiary of a CFC or CFC Holdco, in each case, whether now owned or hereafter acquired and which may be issued and outstanding at any time and from time to time.

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower (a) that is any Person to the extent the guaranty of the Guaranteed Obligations from such Subsidiary is not permitted by the terms of such Person’s organizational documents or applicable law or regulation or unaffiliated third party contractual restriction, (b) that is a CFC, a CFC Holdco or a direct or indirect Subsidiary of a CFC Holdco, (c) that is not a wholly-owned Subsidiary of the Borrower, (d) with respect to which Bank and the Borrower determine that the cost and/or burden of obtaining a guaranty of the Guaranteed Obligations from such Subsidiary outweighs the benefit to Bank, (e) that is an operating subsidiary (including Prestige Capital Finance LLC), joint venture entity, off balance sheet vehicle, any finance subsidiary established in connection with any issuance or incurrence of Indebtedness by such subsidiary or any special purpose vehicle or (f) that is a Subsidiary organized outside of the United States. Notwithstanding the foregoing, in its sole discretion (with the prior written consent of Bank) the Borrower may elect to join any direct or indirect Subsidiary that would otherwise constitute an Excluded Subsidiary as a Guarantor hereunder, and upon such joinder such Subsidiary shall cease to be an “Excluded Subsidiary” for all purposes hereunder.

“Excluded Taxes” means any of the following taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes in each case, that are (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof), or (ii) Other Connection Taxes, (b) U.S. federal withholding taxes imposed on amounts payable under any Loan Document pursuant to a law in effect on the date (i) Bank acquires such interest in the Loan Documents, or (ii) Bank changes its lending office, in each case, except to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable to Bank’s assignor (in the case of clause (i)) or Bank (in the case of clause (ii)), immediately prior to such date, (c) Taxes attributable to Bank’s failure to comply with Section 2.6(d), and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Indebtedness” means the Indebtedness of the Borrower listed on Schedule E hereto, including, without limitation, the GECC Notes, and in each case, any Permitted Refinancing thereof.

~~“Extended Availability Termination Date” means, with respect to the GECCO Notes, March 2, 2026..~~

“FATCA” means Sections 1471 through 1474 of the IRC (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“Fifth Amendment Effective Date” means August 13, 2025.

“First Lien Bond” means any Bond that is recorded as a “first lien bond” on a Loan Party’s Books.

“First Lien Loan” means any Loan that is recorded as a “first lien loan” on a Loan Party’s Books.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“GECC Notes” means individually or collectively, as the context may require, the ~~GECCM Notes and the~~ GECCO Notes.

~~“GECCM Notes” means those certain 6.75% notes due January 31, 2025 in the aggregate principal amount of $45,600,000.~~

“GECCO Notes” means those certain 5.875% notes due June 30, 2026 in the aggregate principal amount of $57,500,000.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“High Leverage Loan” means any Loan or Bond (i) the Obligor of which has a Net Total Leverage Ratio of greater than or equal to 7.5x as of any Relevant Test Period or (ii) for which a Net Total Leverage ratio is not otherwise available.

“High Yield Securities” means debt securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the United States Securities Act of 1933, as amended (or any successor provision thereunder) and (c) that are not (i) cash equivalents or Loans or (ii) contractually subordinated in right of payment to other debt of the same Obligor (excluding, for the avoidance of doubt, subordination of the applicable lien on the assets of any Obligor in the case of a Second Lien Bond).

“Increase” has the meaning set forth in Section 2.7.

“Increase Effective Date” has the meaning set forth in Section 2.7.

“Increase Fee” has the meaning set forth in Section 2.4(d).

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding current accounts payable in the ordinary course of business), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Indemnified Liabilities” is defined in Section 13.2.

“Indemnified Taxes” means (a) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” is defined in Section 13.2.

“Independent Valuation Provider” means any of Houlihan Capital Advisors, LLC, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal, Houlihan Lokey and Stout, or any other independent nationally recognized third-party appraisal firm selected by Borrower, and reasonably acceptable to Bank.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Interest Payment Date” means, (x) in the case of Base Rate Advances, the first Business Day of each fiscal quarter and (y) in the case of SOFR Advances, the last day of the applicable Interest Period, provided, that in the case of any Interest Period greater than three (3) months in duration, interest shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.

“Interest Period” means, with respect to any SOFR Advance, the period commencing on the date such SOFR Advance is made (including the date a Base Rate Advance is converted to a SOFR Advance, or a SOFR Advance is renewed as a SOFR Advance, which in the latter case, will be the last day of the expiring Interest Period) and ending on the date which is one (1), three (3) or six (6) months thereafter (subject to availability), as selected by the Borrower; provided, that no Interest Period may extend beyond the Revolving Maturity Date.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“IRS” means the U.S. Internal Revenue Service.

“Issue Size” means, with respect to any Portfolio Investment, the dollar value of the all committed Indebtedness of the applicable Obligor currently held or contemplated for purchase by a Loan Party; provided that any pari passu committed Indebtedness that is broadly syndicated with the same material terms and issued by the same Obligor pursuant to the same credit, loan agreement or equivalent underlying documentation may be included in the calculation of Issue Size in the reasonable determination of such Loan Party.

“IVP External Quoted Value” is defined in Section 6.9(a)(i).

“IVP Tested Assets” is defined in Section 6.9(a)(i).

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, Control Agreements, any note or notes executed by Borrower and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Loan Party” means the Borrower and each Subsidiary Guarantor. For the avoidance of doubt, no Subsidiary of the Borrower the equity interests of which are pledged by the Borrower pursuant to the terms hereof shall constitute a “Loan Party” unless such entity is otherwise a Subsidiary Guarantor.

“Loans” means loan assets in the Loan Parties’ loan portfolio.

“Material Adverse Effect” means (a) a material and adverse effect on the business, operations, assets, or financial condition of the Loan Parties, taken a whole, (b) a material and adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment and other material obligations under the Loan Documents or (c) a material and adverse effect on the rights and remedies (taken as a whole) of Bank under the Loan Documents or ability to realize upon the Collateral.

“Middle Market Loan” means a Loan that is not a Broadly Syndicated Portfolio Investment.

“Minimum Deposits Test” means maintaining accounts with Bank in which the average of the deposits therein (measured on a daily basis throughout each calendar month) in the aggregate for all such accounts is no less than $10,000,000 tested as of the last Business Day of each calendar month.

“Negotiable Collateral” means all of each Loan Party’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and books and records relating to any of the foregoing.

“Net Assets” has the meaning set forth in Borrower’s consolidated balance sheet reflected in Borrower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filings as filed with the SEC.

“Net Senior Leverage Ratio” with respect to any Loan, the Senior Debt to EBITDA ratio minus unrestricted cash of the applicable Obligor as of such date.

“Net Total Leverage Ratio” with respect to any Loan, the Total Debt to EBITDA ratio minus unrestricted cash of the applicable Obligor as of such date.

“Obligations” means all debt, principal, interest, Bank Expenses, Indemnified Liabilities and other amounts owed to Bank by any Loan Party pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from any Loan Party to others that Bank may have obtained by assignment or otherwise.

“Obligor” means (x) with respect to any Portfolio Investment (other than an A/R Facility), any Person or Persons obligated to make payments pursuant to or with respect to such Portfolio Investment, including any guarantor thereof and (y) with respect to any Portfolio Investment that constitutes an A/R Facility, any Person that constitutes the applicable underlying account debtor with respect to the accounts receivables comprising such A/R Facility.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6(f)).

“Patriot Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001).

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Holders” shall mean Great Elm Group, Inc., a Delaware corporation, and its Affiliates.

“Permitted Indebtedness” means:

(a)               Indebtedness of any Loan Party in favor of Bank arising under this Agreement or any other Loan Document;

(b)              trade payables incurred in the ordinary course of each Loan Party’s business;

(c)               the Existing Indebtedness ;

(d)               intercompany Indebtedness among (i) the Borrower and the Subsidiary Guarantors and (ii) the Borrower or any Subsidiary Guarantor and any Subsidiary that is not a Subsidiary Guarantor in an aggregate amount not to exceed $1,000,000 at any time outstanding and if requested by Bank, is subordinated to the Obligations on terms and conditions reasonably satisfactory to Bank;

(e)               [reserved];

(f)               Indebtedness in the ordinary course of business in respect of hedging agreements designed to hedge against fluctuations in interest rates or foreign currency exchange rates and not for speculative purposes;

(g)               guarantees and other Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted hereunder;

(h)               [reserved];

(i)                Indebtedness incurred in the ordinary course of business in connection with banking services, cash pooling arrangements, cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business;

(j)                Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(k)              Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor;

(l)                 Indebtedness of any Loan Party incurred in the ordinary course of business under any reimbursement agreement in respect of any letter of credit or similar credit support issued for the account of a Loan Party for the purpose of providing a deposit in connection with such Loan Party's obligations under any lease for real property;

(m)             Permitted Unsecured Debt;

(n)              Subordinated Debt; and

(o)              other Indebtedness in an aggregate principal amount not exceeding $250,000 at any time outstanding.

“Permitted Investment” means:

(a)               Direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America;

(b)              demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance;

(c)               commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-3 or P-3 from either S&P or Moody’s, respectively;

(d)              certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

(e)               money market accounts; and

(f)                Investments to the extent not prohibited by the Charter Documents.

“Permitted Liens” means the following:

(a)               Liens granted in favor of Bank;

(b)               (i) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting a Loan Party, (ii) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of a Loan Party, (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the applicable Loan Party maintains adequate reserves (to the extent required by GAAP), (iv) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and (v) with respect to any property or other assets of an Obligor designated as collateral to secure repayment of any Portfolio Investment, Liens permitted by the applicable loan agreement, credit agreement or other equivalent underlying documentation with respect to such Portfolio Investment;

(c)               Liens securing indebtedness permitted under clauses (c), (f), (i), (l) or (o) of the definition of “Permitted Indebtedness”;

(d)              carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested;

(e)               deposits (which may be secured on a first priority basis) to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(f)               zoning restrictions, easements, leases, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Loan Party; and

(g)              precautionary filings of financing statements under the Uniform Commercial Code of any applicable jurisdictions in respect of operating leases entered into by any Loan Party in the ordinary course of business.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Existing Indebtedness or Permitted Unsecured Debt that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended (plus all accrued but unpaid interest, fees, premiums and make-whole amounts due in connection with the refinancing and all fees and expenses payable in connection with such refinancing), (b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended and no earlier than 6 months after the then applicable Revolving Maturity Date, (c) is not secured by a Lien on any assets of any Loan Party, (d) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, and (e) other than with respect to pricing terms and interest rates, is otherwise on terms no less favorable to the Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Permitted Unsecured Debt” means Indebtedness that (a) has a weighted average life to maturity (measured as of the date such Indebtedness is incurred) and maturity no earlier than ~~6 months~~91 days after the then applicable Revolving Maturity Date and (b) is not secured by a Lien on any assets of any Loan Party.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Pledged Equity” means all equity interests of each Subsidiary of each Loan Party to the extent required to be pledged by the terms of this Agreement, including, without limitation the equity interests listed on Schedule P hereto, including (a) such Loan Party’s interests in all profits, losses and other distributions in respect thereof; (b) all other payments due or to become due to such Loan Party in respect of such equity interests; (c) all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies in respect of such equity interests; (d) all of such Loan Party’s rights to exercise and enforce every right, power, remedy, authority, option and privilege relating to such equity interests; and (e) all other property delivered in substitution for or in addition to any of the foregoing and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; provided, however, the term “Pledged Equity” shall expressly exclude any “Excluded Collateral”.

“Portfolio Investments” means Loans and other debt investments of the Loan Parties, Preferred Equity and any A/R Facility.

“Preferred Equity” means, with respect to any Obligor at any particular time, any preferred equity securities issued by such Obligor to a Loan Party that is traded on an exchange and outstanding at such time.

“Relevant Test Period” means with respect to any Loan, the relevant test period for the calculation of Net Total Leverage Ratio, as applicable, for such Loan in accordance with the related underlying credit agreement, or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related underlying credit agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Required Portfolio Investment Documents” means the following:

(a)               a copy of each transfer document or instrument relating to such Portfolio Investment evidencing the assignment of such Portfolio Investment to a Loan Party, if any;

(b)              an undated transfer or assignment document or instrument relating to such Portfolio Investment, signed by a Loan Party, as assignor, but not dated and not specifying an assignee;

(c)               a copy of the promissory note and loan or credit agreement or other equivalent underlying documentation relating to such Portfolio Investment; and

(d)              such other documents in connection with such Portfolio Investment as Bank reasonably requests and that is available to the Loan Parties without undue hardship.

“Responsible Officer” means, with respect to any Person, any duly authorized officer or director of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of equity interests of any Loan Party now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of equity interests or in any junior class of equity interests of such Loan Party; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of any Loan Party now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of any Loan Party now or hereafter outstanding.

“Revolving Facility” means the facility hereunder pursuant to which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means aggregate Credit Extensions from time to time of, as of the ~~Closing~~Fifth Amendment Effective Date, up to ~~Twenty-Five~~Fifty Million Dollars ($~~25,000,000~~50,000,000), as such amount may be increased from time to time pursuant to Section 2.7.

“Revolving Maturity Date” means the earlier of (i) May 5, 2027, and (ii~~) the Availability Termination Date with respect to the GECCM Notes if the GECCM Notes are not refinanced on or prior to such date in accordance with the terms hereof and (iii~~) the Availability Termination Date with respect to the GECCO Notes if the GECCO Notes are not refinanced on or prior to such date in accordance with the terms hereof~~; provided that if there are no Obligations outstanding as of such Availability Termination Date, the Revolving Maturity Date shall be automatically extended to the Extended Availability Termination Date with respect to the GECCO Notes.~~.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC and the U.S. Department of State or (b) any other governmental authority with jurisdiction over Bank, any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Amendment Effective Date” means May 4, 2022.

“Second Lien Bond” means any Bond that is valued as a “second lien bond” on a Loan Party’s Books in accordance with the internal accounting and valuation policies of the Loan Parties in effect as of the Closing Date.

“Second Lien Loan” means any Loan that is valued as a “second lien loan” on a Loan Party’s Books in accordance with the internal accounting and valuation policies of the Loan Parties in effect as of the Closing Date.

“Senior Debt” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan that has been delivered to Bank pursuant to the terms hereof.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advance” means any Advance bearing interest based upon Term SOFR other than pursuant to clause (b) of the definition of “Base Rate”.

“Specified Obligor Event of Default” means an event of default has occurred and is continuing with respect to (i) the required principal or interest payments (in the case of interest payments, after giving effect to any applicable cure period and/or extensions granted with respect thereto and permitted by the terms of this Agreement) or (ii) any insolvency, bankruptcy or reorganization of the applicable Obligor after giving effect to any applicable cure period.

“Spread” means (i) at all times when the Permitted Holders have met the Minimum Deposits Test (based on the immediately preceding calendar month), (a) in the case of any SOFR Advance, ~~3.00~~2.50% per annum and (b) in the case of any Base Rate Advance, ~~2.00~~1.50% per annum, and (ii) at all times when the Permitted Holders have not met the Minimum Deposits Test (based on the immediately preceding calendar month), (a) in the case of any SOFR Advance, ~~4.00~~3.50% per annum and (b) in the case of any Base Rate Advance, ~~3.00~~2.50% per annum.

“Subordinated Debt” means any debt incurred by any Loan Party that is subject to a subordination agreement on terms reasonably acceptable to Bank (and identified in writing as being such by Borrower and Bank); provided, no such debt shall mature any earlier than six (6) months following the Revolving Maturity Date.

“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than 50% of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a 50% equity interest at the time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Interest Period for a SOFR Advance, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-16th (1/16th) of one percent, if necessary) for a tenor comparable to the applicable Interest Period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) 0.00%.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the rate per annum determined by Bank as the forward-looking term rate based on SOFR.

“Total Debt” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan that has been delivered to Bank pursuant to the terms hereof.

“Unquoted Investments” is defined in Section 6.9(a)(i).

“Unused Line Fee” means, as of any date, the product of (a) the amount by which the Revolving Line exceeds the aggregate amount of Credit Extensions as of such date times (b) 0.50% per annum; provided that if availability under the Revolving Line is less than 50% of the Revolving Line at such time, such percentage shall be 0.25%.

“U.S. Government Securities Business Day” means any day except for (a) Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Testing Date” is defined in Section 6.9(a)(i).

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 6.9(a)(i).

1.2          Rules of Construction.

(a)              All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto, if applicable.

(b)              Defined terms may be used in the singular or the plural, as the context requires.

(c)              All reference to any time means New York, New York time (unless expressly specified otherwise).

(d)              References herein to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like in and to this Agreement unless otherwise expressly provided.

(e)              References herein to any document, instrument, or agreement (i) shall include all exhibits, schedules, and other attachments thereto, (ii) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby or thereby, and (iii) shall mean such document, instrument, or agreement, or replacement thereof, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby or thereby and in effect at any given time.

(f)               The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(g)              Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

(h)              All capitalized terms used herein with reference to the Collateral and defined in the Uniform Commercial Code (“UCC”) as adopted in the applicable jurisdiction from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

(i)                With respect to any Person, the terms “knowledge” or “actual knowledge” shall mean such knowledge as such Person has or should have after conducting commercially reasonable due inquiry.

(j)                References to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns.

(k)               Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

1.3          Rates. Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Term SOFR or any

component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Bank and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Bank may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service

2.             LOAN AND TERMS OF PAYMENT.

2.1          Credit Extensions

(a)               Revolving Line. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Amounts borrowed pursuant to this Section may be repaid and reborrowed at any time prior to the Revolving Maturity Date. Whenever Borrower desires an Advance, Borrower will, (1) by no later than (x) 12:00 pm on the Business Day that the Advance is to be made in the case of any Base Rate Advance and (y) 12:00 pm three Business Days prior to the proposed date of the Advance in the case of any SOFR Advance, (a) provide irrevocable notice thereof to Bank by electronic mail, facsimile transmission or telephone and (b) deliver to Bank a Loan Advance/Paydown Request Form in substantially the form of Exhibit B and (2) by no later than three (3) Business Days prior to the Business Day on which the Advance is to be made, deliver to Bank a Borrowing Base Certificate. All Advances shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (unless otherwise agreed by Bank). Bank is authorized to make Advances under this Agreement, based upon written instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s reasonable discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person listed herein as a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to the Collateral Account designated by Borrower in the Loan Advance/Paydown Request Form.

(b)              Conversion/Continuation. The Borrower may elect from time to time to convert SOFR Advances to Base Rate Advances by giving Bank prior written notice of such election pursuant to a Continuation/Conversion Notice no later than 12:00 pm on the proposed conversion date; provided that any such conversion may only be made on the last day of an Interest Period with respect thereto unless Borrower pays any breakage costs incurred by Bank with respect thereto. The Borrower may elect from time to time to convert Base Rate Advances to SOFR Advances by giving Bank prior written notice of such election pursuant to a Continuation/Conversion Notice no later than 12:00 pm at least three Business days prior to the proposed conversion date. Any such Continuation/Conversion Notice shall specify the length of the initial Interest Period therefor. The Borrower may continue any SOFR Advance as such upon the expiration of the then current Interest Period with respect thereto by giving Bank at least three Business Days’ prior written notice of such election pursuant to a Continuation/Conversion Notice; provided that if the Borrower shall fail to give any such Continuation/Conversion Notice, such Advances shall be automatically converted to a Base Rate Advance. Each conversion and/or continuation of Advances made pursuant to this Section 2.1(b) shall be in minimum amounts of $250,000 and integral multiples of $100,000 in excess thereof and shall be irrevocable. No Advance (or portion thereof) may be converted into, or continued as, a SOFR Advance with an Interest Period that ends after the Revolving Maturity Date and no outstanding Advance may be continued as, or be converted into, a SOFR Advance when any Event of Default has occurred and is continuing. There shall not be more than five SOFR Advances outstanding at any one time.

2.2           Interest Rates, Payments, and Calculations.

(a)               Interest Rate. The Advances may from time to time be (i) a SOFR Advance, (ii) a Base Rate Advance or (iii) a combination thereof, as determined by the Borrower and notified to Bank in accordance with the term of this Agreement. Each Advance that is a SOFR Advance shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Reference Rate for such Interest Period plus the applicable Spread. Each Advance that is a Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the applicable Spread. Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) below shall be payable on demand. Each determination of an interest rate by Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

(b)              Default Rate. If any payment is not made within ten (10) Business Days after the date such payment is due, Bank shall notify Borrower. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two (2.00%) percentage points per annum above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)               Payments; Prepayments.

(i)              Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder in accordance with the terms herein. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof. Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts and Bank shall provide Borrower prompt notice of any such charge. Only if Borrower’s deposit accounts lack sufficient funds to pay such amounts when due, Bank shall charge such amounts against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Failure of Bank to draw interest, Bank Expenses, and Periodic Payments from Borrower’s deposit accounts in a timely manner shall not cause additional interest or penalties to accrue. Notwithstanding anything to the contrary in this Agreement, on the Revolving Maturity Date, all Advances under this Section shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

(ii)             Subject to Section 2.9(b), Borrower shall have the right, at any time and from time to time, to prepay the Advances without penalty or premium. Borrower shall give Bank written notice prior to 12:00 pm at least one Business Day prior to any such prepayment with respect to Base Rate Advances and prior to 12:00 pm at least three Business Days prior to any such prepayment with respect to SOFR Advances. Each such prepayment shall be in an aggregate minimum amount of $250,000 and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding).

(iii)            In the event that the amount of total Credit Extensions exceeds the Revolving Line, promptly (but in no event later than three (3) days) Borrower shall prepay Advances in such amounts as shall be necessary so that the amount of total Credit Extensions does not exceed the Revolving Line.

(iv)           In the event that at any time the amount of total Credit Extensions exceeds the Borrowing Base (a “Borrowing Base Deficiency”), promptly (but in no event later than fifteen (15) days), Borrower shall prepay the Advances and/or deposit cash into a Collateral Account so that any such deficiency is promptly cured.

(d)              Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year (or a 365-day year or 366-day year, as the case may be, for Base Rate Advances) for the actual number of days elapsed.

(e)              In connection with the use or administration of Term SOFR, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Bank will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.3          Crediting Payments. Prior to the occurrence and continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m.

shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4           Fees. Borrower shall pay to Bank the following:

(a)              Revolving Facility Fee. A fully earned and non-refundable facility fee equal to Two Hundred Fifty Thousand Dollars ($250,000), which fee shall be due and payable on the Closing Date;

(b)              Bank Expenses. On the Closing Date, an amount equal to all Bank Expenses reasonably incurred and documented through the Closing Date. After the Closing Date, Borrower shall pay Bank all reasonably incurred and documented Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due.

(c)               Commitment Fee. On the fifth Business Day of each fiscal quarter, Borrower shall pay Bank a commitment fee in an amount equal to the result of the sum of the Unused Line Fee for each day during the immediately preceding fiscal quarter. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)               Increase Fee. On any Increase Effective Date, an increase fee (the “Increase Fee”) based on a percentage to be agreed between the Borrower and Bank at the time of the applicable increase multiplied by the maximum amount of the Revolving Line then in effect.

2.5          Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, (a) Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default with notice to Borrower; provided that no such notice shall be required upon the occurrence and during the continuance of an Event of Default under Section 8.5 and (b) Bank shall have no obligation to make Credit Extensions and Borrower shall not have any right to request Credit Extensions on or after the Availability Termination Date.

2.6           Taxes.

(a)               Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)              Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Bank timely reimburse it for the payment of, any Other Taxes.

(c)              Borrower shall indemnify Bank, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Bank or required to be withheld or deducted from a payment to Bank, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d)              Bank shall deliver to Borrower upon execution of this Agreement and at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit payments under the Loan Documents to be made without withholding or at a reduced rate of withholding (including, without limitation, a duly executed IRS Form W-9 or applicable IRS Form W-8 (together with all appropriate attachments) (or applicable successor form)). In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether Bank is subject to backup withholding or information reporting requirements. Bank agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower of its legal inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation by Bank (other than an IRS Form W-9 or IRS Form W-8 together with all appropriate attachments (or applicable successor forms)) shall not be required to the extent Bank is not legally entitled to do so, or if in Bank's reasonable judgment such completion, execution or submission would subject Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Bank.

(e)               If a payment made to Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), Bank shall deliver to Borrower, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to (i) comply with its obligations under FATCA and (ii) to determine (A) that Bank has complied with Bank’s obligations under FATCA or (B) the amount, if any, to that it is required deduct and withhold from such payment under FATCA. Solely for purposes of this paragraph (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)               If Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties or interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)              If Bank requests compensation under this Section 2.6, or requires Borrower to pay any Indemnified Taxes or additional amounts to Bank or any Governmental Authority for the account of Bank pursuant to this Section 2.6, then Bank shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.6, in the future, and (ii) would not subject Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Bank in connection with any such designation or assignment.

(h)              As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.6, Borrower shall deliver to Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(i)               Each party’s obligations under this Section 2.6 shall survive any assignment of rights by, or the replacement of, Bank, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)               For purposes of this Section 2.6, the term “Bank” includes any assignee of an interest in the Loan Documents and the term “Applicable Law” includes FATCA.

2.7          Increases. Upon written notice to Bank, the Borrower may from time to time request to increase the Revolving Line in an aggregate amount not to exceed ~~Twenty-Five~~Forty Million Dollars ($~~25,000,000)~~40,000,000) (up to a Revolving Line of $90,000,000

(each such requested increase, an “Increase”)). Such written notice shall specify (i) the amount of the requested increase, which amount shall not be less than $1,000,000 and (ii) the time period within which Bank is requested to respond (which shall in no event be less than thirty (30) days from the date of delivery of such notice to Bank) and (iii) the requested effective date of such Increase (such date, the “Increase Effective Date”). Bank shall not be obligated to provide any Increase, and it may decline such request in its sole discretion. If, and only if, Bank agrees to such Increase, then, upon Bank’s receipt of the Increase Fee in respect of such Increase and the satisfaction of such other terms and conditions as the Bank and the Borrower shall mutually agree, including but not limited receipt by Bank of a customary legal opinion, the Revolving Line shall automatically increase by an amount equal to such Increase on the Increase Effective Date.

2.8          Inability to Determine Interest Rate.

(a)              Temporary Inability. Subject to Section 2.8(b), if Bank determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that Term SOFR with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to Bank of funding such Advance, Bank will promptly so notify Borrower. Upon notice thereof by Bank to Borrower, any obligation of Bank to make SOFR Advances, and any right of the Borrower to continue such SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or, if applicable, affected Interest Periods) until Bank revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for an Advance of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances, if applicable, at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any breakage costs incurred in connection therewith. Subject to Section 2.8(b), if Bank determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by Bank without reference to clause (b) of the definition of “Base Rate” until Bank revokes such determination.

(b)              Benchmark Replacement Setting.

(i)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by Bank to Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Bank has not received, by such time, written notice of objection to such Benchmark Replacement from Borrower. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)          Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)         Notices; Standards for Decisions and Determinations. Bank will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Bank will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Bank pursuant to this Section 2.8(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.8(b).

(iv)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a SOFR Advance, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, any component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(vi)         Certain Defined Terms. As used in this Section titled “Benchmark Replacement Setting”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(b)(iv).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Replacement Date has occurred with respect to the Term SOFR Reference Rate or the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to this Section 2.8(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Bank for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by Bank and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated or bilateral credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Bank and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by Bank, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.8(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.8(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided that if Bank decides that any such convention is not administratively feasible for Bank, then Bank may establish another convention in its reasonable discretion.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

2.9           Increased Costs; Breakage; Illegality.

(a)              Increase Costs; etc. If after the Closing Date, the adoption of, or any change in, any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Bank (or its Affiliates) with any request, guideline, or directive (irrespective of whether having the force of law) of any governmental authority shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including any Eurocurrency Reserve Requirement or any other such requirement imposed by the Federal Reserve Board) against assets of, deposits with, or for the account of, or credit extended by, Bank (or its Affiliates) or shall impose on Bank (or its Affiliates) any other condition affecting its SOFR Advances, as applicable, or its obligation to make SOFR Advances, as applicable, then, Bank may, by written notice given to the Borrower, require the Borrower to pay to Bank such additional amounts as shall compensate Bank for any such increased cost, reduction, loss, or expense (other than, in each case, (x) loss of profit and (y) Indemnified Taxes and Excluded Taxes) incurred by Bank in connection with the Advances. Any such request for compensation by Bank under this Section 2.9 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. Notwithstanding anything herein to the contrary, (i) the issuance of any rules, regulations or directions under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith after the date of this Agreement and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US or foreign regulatory authorities shall, in each case, be deemed to be change in law, rule, regulation or guideline for purposes of Section 2.9 and the protection of Section 2.9 shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders or issuing banks affected thereby to comply therewith.

(b)              Breakage. The Borrower agrees to indemnify Bank and to hold Bank harmless from and to pay Bank on demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of outside counsel) which Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any SOFR Advance, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of SOFR Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making by the Borrower of a prepayment or conversion of SOFR Advances on a day which is not the last day of an Interest Period with respect thereto (including any prepayment required as a result of acceleration of the Loans). Bank’s certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, the expiration of the Revolving Loan Commitment and the payment of all amounts payable hereunder.

(c)               Illegality. If Bank determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by Bank to the Borrower, (a) any obligation of Bank to make applicable SOFR Advances, and any right of the Borrower to continue such SOFR Advances or to convert Base Rate Advances to applicable SOFR Advances, shall be suspended, and (b) the interest rate on which Base Rate Advances shall, if necessary to avoid such illegality, be determined by Bank without reference to clause (b) of the definition of “Base Rate”, in each case until Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from Bank, prepay or, if applicable, convert all applicable SOFR Advances to Base Rate Advances (the interest rate on which Base Rate Advances of Bank shall, if necessary to avoid such illegality, be determined by Bank without reference to clause (b) of the definition of “Base Rate”), if applicable, on the last day of the Interest Period therefor, if Bank may lawfully continue to maintain such SOFR Advances to such day, or immediately, if Bank may not lawfully continue to maintain such SOFR Advances to such day, and (ii) if necessary to avoid such illegality, Bank shall during the period of such suspension compute the Base Rate without reference to clause (b) of the definition of “Base Rate,” in each case it is no longer illegal for Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any breakage costs.

3.             CONDITIONS OF ADVANCES.

3.1          Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)               this Agreement;

(b)               a certificate with respect to incumbency and resolutions of Borrower, authorizing the execution and delivery of this Agreement;

(c)               a UCC-1 Financing Statement reflecting Borrower as debtor and Bank as secured party;

(d)               the Charter Documents of Borrower;

(e)               a good standing certificate from the applicable Governmental Authority of Borrower’s jurisdiction of organization or formation, dated a recent date prior to the Closing Date;

(f)               current Secretary of State reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(g)               a legal opinion from Shearman & Sterling LLP, counsel to Borrower, and from Venable LLP, Maryland counsel to the Borrower;

(h)               a Beneficial Ownership Certification with respect to Borrower at least two (2) Business Days prior to the Closing Date;

(i)                payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

(j)                [reserved];

(k)               for at least five (5) Borrowing Base Portfolio Investments selected by Bank, copies of each of the Required Portfolio Investment Documents with respect thereto;

(l)                since December 31, 2020, there shall not have occurred a Material Adverse Effect; and

(m)             such other documents, instruments, certificates and information as Bank may reasonably request.

3.2          Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension on the Closing Date, is further subject to the following conditions:

(a)               receipt by Bank of (i) a Loan Advance/Paydown Request Form in accordance with Section 2.1(a) and (ii) a Borrowing Base Certificate signed by a Responsible Officer;

(b)              the representations and warranties contained in Section 5 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date;

(c)               no Default under Section 6.7, Section 8.1 or Section 8.5 or any Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension;

(d)               no Borrowing Base Deficiency shall have occurred and be continuing, or would exist after giving effect to such Credit Extension;

(e)               since the Closing Date, no event shall have occurred that would reasonably be expected to have a Condition to Borrowing Material Adverse Effect upon the ability of any Loan Party to meet its obligations under this Agreement; and

(f)                the date of the requested Credit Extension is prior to the Availability Termination Date.

The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b), (c), (d) and (e).

4.             CREATION OF SECURITY INTEREST.

4.1           Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of all Obligations to Bank under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), each Loan Party hereby pledges to Bank and grants a continuing security interest in favor of Bank in all of such Loan Party’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, securities accounts, cash, cash equivalents, letter-of-credit rights, investment property, documents, equipment, fixtures, inventory, intellectual property, software, supporting obligations, books and records pertaining to the Collateral, goods and all accessions and proceeds and products of the foregoing, including, without limitation: (1) each Portfolio Investment, including, without limitation, those set forth on Exhibit A hereto as of the date hereof and the equity interests in each Subsidiary of such Loan Party (excluding, for the avoidance of doubt, Excluded Equity), (2) all of such Loan Party’s interests in each Collateral Account and, in each case, all investments, obligations, cash, cash equivalents, financial assets and other property from time to time credited thereto, (3) all underlying documentation relating to Portfolio Investments and all rights related to each such agreement and (4) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof (collectively, the “Collateral”). Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Collateral.

4.2           Perfection of Security Interest. Each Loan Party authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) describe the Collateral hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Each Loan Party shall from time to time promptly endorse and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Loan Party (or its agent or designee) shall have possession of the Collateral, except where expressly otherwise provided in (or not prohibited by) this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Each Loan Party from time to time may deposit with Bank specific cash collateral to secure specific Obligations; each Loan Party authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by such Loan Party or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3           Delivery of Additional Documentation Required. Each Loan Party shall from time to time promptly execute and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral and all other documents that Bank may reasonably request, including, without limitation, Control Agreements in respect of applicable Collateral to the extent permitted by law, in each case in form reasonably satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.4           Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, one time per calendar year during usual business hours (provided, that upon the occurrence and during the continuance of an Event of Default, no such limit shall apply to the number of inspection visits that may be made by Bank in any calendar year), to inspect each Loan Party’s books and records and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Loan Party’s financial condition or the amount, condition of, or any other matter relating to, the Collateral, in each case, at Borrower’s expense (but with such reimbursement obligation to extend only to the reasonable and documented out-of-pocket expenses of Bank).

4.5           Pledged Equity.

(a)               The Pledged Equity described on Schedule P (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) constitutes (i) all of the equity interests of any Subsidiary owned by each Loan Party (other than Excluded Collateral), (ii) such Loan Party owns the percentage of the issued and outstanding equity interests of such Subsidiary indicated on Schedule P (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), and (iii) there is no other class of equity interests issued and outstanding of the Pledged Equity that is owned by any Loan Party except as set forth on Schedule P (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b)               Any certificate representing Pledged Equity shall, on (i) the Closing Date (with respect to such certificates existing on such date, if any) and (ii) promptly upon receipt or acquisition by any Loan Party (with respect to such certificates received or acquired after the Closing Date, if any), in each case, other than such certificates representing Excluded Collateral), be delivered to and held by Bank (or its agent or designee as specified by Bank) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Bank; provided that no Loan Party shall be required to certificate (or be required to cause to be certificated) any such Pledged Equity as a result of this Section 4.5(b).

4.6           Bank’s Liability for Collateral. So long as Bank complies with its obligations, if any, under the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral, (b) any loss or damage to the Collateral occurring or arising in any manner or fashion from any cause, or (c) any diminution in the value of the Collateral. All risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

5.             REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1           Due Organization and Qualification. Such Loan Party is an entity, duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2           Due Authorization; No Conflict; Binding Agreements. The execution, delivery, and performance of the Loan Documents to which it is a party and the request for each Advance hereunder (in the case of Borrower) are within such Loan Party’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s Charter Documents, nor will they violate or constitute an event of default under the documentation governing the Existing Indebtedness or any other material agreement to which any Loan Party is a party or by which such Loan Party is bound. No Loan Party is in default of any payment obligation and no event of default has occurred and is continuing under any material agreement to which it is a party or by which it is bound. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and the other Loan Documents, when executed and delivered by each Loan Party, will constitute, the legal, valid, and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) the limitation of certain remedies by certain equitable principles of general applicability.

5.3           Collateral. Each Loan Party has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, except for Permitted Liens. All Collateral is located solely with the applicable Loan Party or its applicable agent or designee or in the Collateral Account. Upon proper filing of UCC financing statements naming each Loan Party as debtor and Bank as secured party and describing the Collateral in appropriate form with the Secretary of State (or other appropriate filing office) of the jurisdiction of organization of such Loan Party (as applicable), together with the payment of any applicable filing fees, the Liens granted to Bank hereunder shall constitute valid and perfected Liens in the Collateral, prior to all other Liens (but subject to Permitted Liens), to the extent that a security interest therein may be perfected by filing a UCC financing statement pursuant to the Uniform Commercial Code in effect in such jurisdiction.

5.4           No Prior Encumbrances. Each Loan Party has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.5           Charter Documents. The Charter Documents are in full force and effect in the form presented to Bank as of the Closing Date or such date such Loan Party becomes a party thereto.

5.6          Name; Location of Chief Executive Office. No Loan Party has done business under any name other than that specified on the signature page hereof or any joinder documentation hereto. The chief executive office of each Loan Party is located at the address indicated in Section 10 hereof or in the applicable joinder documentation hereto.

5.7          Litigation. There are no actions or proceedings pending by or against any Loan Party before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

5.8           No Material Adverse Change in Financial Statements. All financial statements related to Borrower that Bank has received from Borrower fairly present in all material respects the Loan Parties’ financial condition as of the date thereof and the Loan Parties’ results of operations for the period then ended. There has not been a material adverse change in the financial condition of the Loan Parties, taken as a whole, since the date of the most recent of such financial statements or any other interim financial information submitted to Bank.

5.9           Solvency, Payment of Debts. The Loan Parties on a consolidated basis are solvent and able to pay their debts (including trade debts) as they mature.

5.10        Regulatory Compliance. No Loan Party is required to register as an “investment company” under the Investment Company Act. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). No Loan Party has violated any statutes, laws, ordinances or rules applicable to it except as would not have a Material Adverse Effect.

5.11        Taxes. To the best of its knowledge and belief, each Loan Party has filed or caused to be filed all U.S. federal and state income tax returns and all other material tax returns required to be filed, and has paid all Taxes reflected therein as due and payable, and all other material Taxes imposed on such Loan Party or its properties, except Taxes that are being contested in good faith by appropriate proceedings and are adequately reserved against (to the extent required by GAAP) by such Loan Party. No Loan Party is not a party to any Tax sharing or similar agreement (other than an agreement or contract the principal subject matter of which is not Taxes) with any Person that is not a Loan Party.

5.12        Subsidiaries. No Loan Party owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.13        Government Consents. Each Loan Party has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of such Loan Party’s business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

5.14        Full Disclosure. No representation, warranty or other statement made by any Loan Party in any certificate or written statement furnished to Bank contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading as of the date of such statements.

5.15        Beneficial Ownership Regulations; PATRIOT Act; Sanctions.

(a)               The information included in the Beneficial Ownership Certification (as updated from time to time) is true and correct in all respects.

(b)               Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Patriot Act. No part of the proceeds of the Loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”).

(c)               No Loan Party or any of its Subsidiaries nor, to the actual knowledge of any Loan Party, any of the Loan Parties’ Subsidiaries, any director, officer, employee, agent or Affiliate of any Loan Party or its Subsidiaries (a) is a Sanctioned Person or Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Loan Party and each of its Subsidiaries, and to the knowledge of each such Person, each director, officer, employee, agent and Affiliate of each Loan Party and each of its Subsidiaries, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including Bank or other individual or entity participating in any transaction).

5.16        Collateral Account. As of the Closing Date, the Collateral Account held at U.S. Bank National Association is the only securities account or deposit account in the name of Borrower and there is no deposit account or securities account in the name of Borrower, in each case other than any Excluded Account.

6.             AFFIRMATIVE COVENANTS.

Each Loan Party shall do all of the following:

6.1          Good Standing. Each Loan Party shall maintain (i) its existence in its jurisdiction of organization, (ii) its qualification and good standing in each jurisdiction in which it is required to do so and (iii) in force all licenses, approvals and agreements necessary for the conduct of its business as currently conducted, in each case of clauses (ii) and (iii) under this Section 6.1, except as would not reasonably be expected to have a Material Adverse Effect.

6.2          Government Compliance. Each Loan Party shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which would not reasonably be likely to have a Material Adverse Effect. Notwithstanding the foregoing, each applicable Loan Party shall comply with all SEC reporting requirements applicable to it.

6.3           Financial Statements, Reports, Certificates. Borrower shall deliver to Bank:

(a)               as soon as available, but in any case within five (5) Business Days of the end of each month, or at the request of the Bank, on each Friday of each calendar week (or such other day as Bank may agree in its sole discretion), and with each request for an Advance in accordance with Section 2.1(a), a Borrowing Base Certificate signed by a Responsible Officer;

(b)               as soon as available, but in any case within forty-five (45) days after the end of each month, a borrower servicer report prepared consistent with the past practices of the Borrower (it being understood and agreed that the borrower service report provided by Borrower to the Bank prior to the Closing Date was prepared consistent with the past practices of the Borrower), signed by a Responsible Officer;

(c)               concurrently with delivery of the Quarterly Report and the Annual Report pursuant to Section 6.3(f), a Compliance Certificate signed by a Responsible Officer;

(d)               as soon as available, but in any case within sixty (60) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year, an internally prepared quarterly or annual, as applicable, portfolio review package with respect to the Borrowing Base Portfolio Investments, in form and substance reasonably satisfactory to Bank (it being understood and agreed that (x) the portfolio review package provided by Borrower to the Bank prior to the Closing Date is in form and substance reasonably satisfactory to Bank and (y) the portfolio review package filed with the applicable Quarterly Report on Form 10-Q, together with any associated report of an Independent Valuation Provider, is in form and substance reasonably satisfactory to Bank), reflecting, among other things, the Value of such Portfolio Investments in accordance with Section 6.9;

(e)               promptly upon the occurrence thereof, notice to Bank (i) of any material changes to the Loan Parties’ credit policy or risk rating system, or (ii) of any risk rating changes within the Loan Parties’ portfolio as reflected in servicer reports of the Loan Parties as could reasonably be expected to have a Material Adverse Effect;

(f)                as soon as available, but in any case within (i) sixty (60) days after the last day of each fiscal quarter, the Quarterly Report on Form 10-Q as filed with the SEC and (ii) one hundred twenty (120) days after the last day of each fiscal year, the Annual Report on Form 10-K filings as filed with the SEC; provided that, any such Form publicly available on

EDGAR shall be deemed delivered to Bank without any further action taken by Borrower provided that Borrower provides Bank notice of the availability of such Forms on EDGAR;

(g)               notwithstanding any of the foregoing, if applicable, copies of all statements, reports and notices sent or made available generally on EDGAR shall be deemed delivered to Bank without any further action taken by Borrower but subject to any notice required under Section 6.3(f);

(h)               promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against any Loan Party that would reasonably be expected to have a Material Adverse Effect;

(i)                promptly upon the occurrence thereof, written notice of any default under the Existing Indebtedness or any documentation governing any Permitted Unsecured Debt or Subordinated Debt, in each case relating to Indebtedness in an aggregate principal amount in excess of $1,000,000;

(j)                promptly upon the occurrence of an Event of Default, upon the request of Bank, all original Required Portfolio Investment Documents (or such lesser amount as the Bank may request in its sole discretion); ~~and~~

(k)               as soon as available, but in any case within five (5) Business Days after the end of each fiscal quarter, all position reports prepared by Borrower’s custodian, Northern Trust Corporation (“Northern Trust”), which such report(s) shall, among other things, itemize all of the Borrower’s Portfolio Investments maintained at Northern Trust, including each Obligor’s name and the outstanding principal amounts of each Portfolio Investment. Borrower shall also use commercially reasonable efforts to cause Northern Trust to grant the Bank read-only electronic access to the Borrower’s custody accounts maintained with Northern Trust; and

(l)                ~~(k)~~ such other financial information as Bank may reasonably request from time to time.

6.4           Charter Documents. Each Loan Party shall cause its Charter Documents to remain in full force and effect in the form presented to Bank on the Closing Date, except for amendments that do not materially and adversely affect the right or ability to satisfy such Loan Party’s obligations under this Agreement.

6.5           Taxes. Each Loan Party shall make due and timely payment of all material federal, state, and local Taxes (including withholding Taxes) required of it by law; provided that no Loan Party shall be required to make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against (to the extent required by GAAP) by such Loan Party.

6.6           Bank Accounts.

(a)               Collections. Borrower shall at all times maintain a securities account and/or deposit account (or accounts) into which all principal, interest and fees with respect to Portfolio Investments will be deposited in accordance with clause (b)(i), below, which securities account or deposit account (or accounts), as the case may be, shall at all times be subject to a Control Agreement if not maintained with Bank (each, a “Collateral Account” and collectively, the “Collateral Accounts”).

(b)               Collateral Accounts.

(i)               Borrower shall direct each Obligor under the Portfolio Investments (and each depository institution where payments with respect to the Portfolio Investments are on deposit) to remit payments with respect to the Portfolio Investments to the Collateral Accounts. It will be considered an Event of Default if Borrower fails to direct each Obligor under the Portfolio Investments (and each depository institution where payments with respect to the Portfolio Investments are on deposit) to remit payments with respect to the Portfolio Investments to the Collateral Accounts.

(ii)             In the event any Loan Party receives any payment on account of any Portfolio Investment directly from any Obligor, such Loan Party shall, within one (1) Business Day after receipt of such payment, remit such payments directly to a Collateral Account.

(iii)            Upon the occurrence and during the continuance of an Event of Default, Bank may direct the applicable bank to liquidate each Collateral Account and any other account of any Loan Party that is subject to a Control Agreement and remit the proceeds thereof to Bank for application to the Obligations.

(iv)            If an Event of Default has occurred and is continuing or a Borrowing Base Deficiency has occurred and is continuing, no Loan Party will transfer any funds in any Collateral Account or any other account of such Loan Party that is subject to a Control Agreement to any other deposit account or securities account or otherwise dispose of any such funds without Bank’s prior written consent, other than payments made to Bank to pay or prepay the Obligations.

(v)             To the extent any Loan Party opens a deposit account or securities account after the Closing Date that is not an Excluded Account, such Loan Party, the depository institution, and Bank shall execute and deliver a Control Agreement with respect thereto within thirty (30) days thereof. For the avoidance of doubt, while the Obligations are outstanding, no Loan Party shall not transfer any cash or other assets held in a Collateral Account to any such other account until such time as a Control Agreement is in effect.

(vi)            Borrower shall execute and deliver a Control Agreement with respect to each Collateral Account in existence on the Closing Date within thirty (30) days thereof.

6.7          Financial Covenants. Borrower shall as of the last day of each fiscal quarter, maintain the following financial covenants and ratios:

(a)               Minimum Net Assets. Net Assets of not less than ~~sixty-five~~eighty million dollars ($~~65,000,000~~80,000,000), tested as of the last day of each fiscal quarter of Borrower.

(b)               Minimum Asset Coverage. Asset Coverage equal to or greater than one hundred fifty percent (150%), tested as of the last day of each fiscal quarter of Borrower other than the fiscal quarters of Borrower ending March 31, 2022 and June 30, 2022.

(c)               Minimum Bank Asset Coverage. Bank Asset Coverage equal to or greater than three hundred percent (300%), tested as of the last day of each fiscal quarter of Borrower.

6.8          Further Assurances.

(a)              At any time and from time to time each Loan Party shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

(b)               Within 30 days (or such later date as Bank may determine in its sole discretion) of the formation of any new Subsidiary of Borrower (other than an Excluded Subsidiary), Borrower shall: (a) cause such Subsidiary to deliver to Bank a joinder to this Agreement as well as appropriate financing statements, all in form and substance reasonably satisfactory to Bank, (b) cause the equity interests of such Subsidiary (to the extent not constituting Excluded Collateral) to be pledged to Bank in accordance with the terms hereof and supplement Schedule P hereto and (c) provide to Bank all other documentation, including one or more opinions of counsel reasonably satisfactory to Bank, which in its reasonable discretion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement or instrument executed or issued pursuant to this Section 6.8 shall be a Loan Document.

6.9           Portfolio Valuation and Diversification Etc.

(a)               Portfolio Valuation, Etc.

(i)              Determination of Values. Borrower will conduct reviews of the value to be assigned to each of the Loan Parties’ Eligible Portfolio Investments as follows:

(A)             Quoted Investments External Review. With respect to Eligible Portfolio Investments traded in an active and orderly market for which market quotations are readily available (“Quoted Investment”), Borrower shall, not less frequently than once each calendar week determine the market value of such Quoted Investments that are included in the Borrowing Base, which shall, in each case, be determined in accordance with one of the following methodologies as selected by Borrower (each such value, an “External Quoted Value”):

(w)       in the case of public and 144A securities, the average of the most recent bid prices as determined by at least two Approved Dealers selected by Borrower with respect to such public and 144A securities or if only one bid price is available, such bid price,

(x)       in the case of Broadly Syndicated Portfolio Investments, the average of the most recent bid prices as determined by at least two Approved Dealers selected by Borrower or if only one bid price is available, such bid price,

(y)       in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange; and

(z)       solely to the extent clause (x) hereto does not apply, in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Dealer.

(B)              Unquoted Investments External Review. With respect to Eligible Portfolio Investments that are included in the Borrowing Base for which market quotations are not readily available, including any Middle Market Loans, DIP Loans and A/R Facilities (“Unquoted Investments”):

(x)       No less frequently than quarterly (each a “Valuation Testing Date”), an Independent Valuation Provider shall test the values as of such Valuation Testing Date of Unquoted Investments (such selected assets, the “IVP Tested Assets” and such value, the “IVP External Unquoted Value”) provided, that the fair value of such Unquoted Investments tested by the Independent Valuation Provider as of any IVP Testing Date shall be at least 100% of the aggregate value of the Eligible Portfolio Investments constituting Unquoted Investments included in the Borrowing Base as of such Valuation Testing Date for the prior four-fiscal quarter period (in each case, the determination of fair value for such percentage thresholds shall be based off of the last determination of value of the Unquoted Investments pursuant to this Section 6.9). Borrower shall promptly provide to Bank copies of all reports prepared pursuant to this Section 6.9(a)(i)(B) by the Independent Valuation Provider.

(y)       To the extent clause (x) above doesn’t apply, the cost of such Unquoted Investment until such time as the IVP External Unquoted Value of such Unquoted Investment is determined in accordance with clause (x) above (“Borrower Tested Assets”).

For the avoidance of doubt, Unquoted Investments that are part of the Collateral but not included in the Borrowing Base shall not be subject to testing under this Section 6.9(a)(i)(B).

(C)              Actions Upon a Borrowing Base Deficiency. If, based upon any quarterly review, Borrower determines that a Borrowing Base Deficiency exists,

then Borrower shall, promptly and in any event within one Business Day, deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make prepayments to the extent required by Section 2.2(c)(ii).

(D)             Failure to Determine Values. If Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A) or (B), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero (until such Value is determined).

(ii)           Supplemental Testing of Values; Valuation Dispute Resolutions. Notwithstanding the foregoing, Bank shall have the right, solely for purposes of the Borrowing Base, to request in its reasonable discretion and no more than two (2) times per calendar year, any Unquoted Investment included in the Borrowing Base with a value assigned by Borrower (other than IVP Tested Assets as of the most recent IVP Testing Date) to be independently valued by an Independent Valuation Provider for purposes of the Borrowing Base. Subject to Section 6.9(a)(iii)(C) below, the costs of any such valuation shall be at the expense of Borrower. If (x) the value of any Borrower Tested Asset is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 6.9(a)(i) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 6.9(a)(i) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 6.9(a)(i), then the value determined pursuant to Section 6.9(a)(i) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 6.9(a)(i), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 6.9(a)(i) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 6.9(a)(i), then Borrower and Bank shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 6.9(a)(i) to be used until the third value is obtained).

(iii)           Generally Applicable Valuation Provisions.

(A)             The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider. The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by Bank and Borrower.

(B)              All valuations shall be on a settlement-date basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 6.9 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 6.9.

(C)              The reasonable and documented out-of-pocket costs of any valuation reasonably incurred by Bank under this Section 6.9 shall be at the expense of Borrower.

(D)             The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and related concepts and shall not be required to be utilized by Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(E)              The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of Borrower in any material respect. Bank shall notify Borrower of its receipt of the written final results of any such test within ten (10) Business Days after its receipt thereof and shall provide a copy of such results and the related report to Borrower within ten (10) Business Days after Borrower’s request.

(b)           Investment Company Diversification Requirements. Borrower (together with its subsidiaries to the extent required by the Investment Company Act) will at all times comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies, except for any such noncompliance that would not reasonably be likely to have a Material Adverse Effect.

(c)           Regulated Investment Company. Borrower will at all times maintain its status as a regulated investment company for U.S. federal income tax purposes.

7.             NEGATIVE COVENANTS.

No Loan Party will do any of the following:

7.1           Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”) all or any part of its assets or other property, other than Transfers of securities, assets, cash and Equipment in the ordinary course of such Loan Party’s business; provided that (i) no Loan Party will Transfer any Borrowing Base Portfolio Investment (including to any Subsidiary that is not a Subsidiary Guarantor) if (a) a Borrowing Base Deficiency would result therefrom as demonstrated in a Borrowing Base Certificate delivered on or prior to the proposed Transfer date, (b) Borrower is not in compliance with the covenant set forth in Section 6.7(c) on a pro forma basis, (c) any Default under Section 8.1 or 8.5 has occurred and is continuing or (d) any Event of Default has occurred and is continuing or would result therefrom and (ii) no Loan Party will Transfer any other assets or property (other than any Borrowing Base Portfolio Investment, which shall be subject to the immediately preceding clause (i)) (including to any

Subsidiary that is not a Subsidiary Guarantor) if (a) a Borrowing Base Deficiency would result therefrom as demonstrated in a Borrowing Base Certificate delivered on or prior to the proposed Transfer date, (b) Borrower is not in compliance with the covenant set forth in Section 6.7(c) on a pro forma basis or (c) any Default under Section 8.1 or 8.5 has occurred and is continuing.

7.2          Change in Business; Change in Control or Executive Office. Engage in any business other than the business purposes permitted by such Loan Party’s Charter Documents and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business materially in the manner permitted by such Loan Party as of the Closing Date or the date such Loan Party becomes a party to this Agreement; or without Bank’s prior written consent, suffer or permit a Change in Control; or without twenty (20) days’ prior written notification to Bank, relocate its chief executive office or state of formation; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3          Mergers or Acquisitions. Merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person, other than Permitted Investments (including without limitation in connection with the making or consummation of a Permitted Investment).

7.4           Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

7.5           Encumbrances. Except to the extent permitted pursuant to Section 7.1, create, incur, assume or suffer to exist any Lien with respect to the Collateral other than Permitted Liens; or assign or otherwise convey any right to receive income other than Permitted Liens or other transfers permitted under this Agreement; or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of the Collateral in favor of Bank other than Permitted Liens.

7.6           Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments; provided that if an Event of Default has occurred and is continuing or a Borrowing Base Deficiency has occurred and is continuing, Borrower shall not make any cash Investment in any subsidiary that is not a Subsidiary Guarantor.

7.7          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Loan Party except for transactions that are in the ordinary course of such Loan Party’s business (including entering into any investment advisory agreements or administration agreements with such Affiliates), upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, other than transactions between or among Loan Parties and Excluded Subsidiaries.

7.8          Existing Indebtedness; Permitted Unsecured Debt; Subordinated Debt. Make any payment (a) in respect of any Existing Indebtedness or any Permitted Unsecured Debt except for (i) regularly scheduled payments, prepayments or redemptions of principal and interest (at the non-default rate) in respect thereof required pursuant to the instruments evidencing such

Existing Indebtedness or Permitted Unsecured Debt, as the case may be, and the payment when due of the types of reasonable fees and expenses that are customarily paid in connection therewith, (ii) so long as no Event of Default has occurred and is continuing, any voluntary payments of Existing Indebtedness or Permitted Unsecured Debt (other than a Permitted Refinancing) and (iii) any refinancing of Existing Indebtedness or Permitted Unsecured Debt pursuant to a Permitted Refinancing or (b) in respect of any Subordinated Debt in contravention of the terms of the subordination provisions applicable to such Subordinated Debt, whether such subordination provisions are contained in the promissory note or other agreement, document or instrument evidencing such Subordinated Debt or in a separate subordination agreement between Bank and the holder of such Subordinated Debt, or amend any subordination provision contained in any documentation relating to any Subordinated Debt which amendment purports to increase the priority of such instrument, change the payment schedule under such instrument or otherwise contradict any provision of a subordination agreement between Bank and the holder of such Subordinated Debt, without Bank’s prior written consent.

7.9          [Reserved].

7.10       Compliance. Be required to register as an “investment company” under the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to comply in any material respect with, or violate any, law or regulation applicable to Borrower that could reasonably be expected to result in a Material Adverse Effect.

7.11        Distributions. Make or declare, directly or indirectly, any Restricted Payment at any time when an Event of Default has occurred and is continuing or would result therefrom or when a Borrowing Base Deficiency has occurred and is continuing or would result therefrom; provided that, notwithstanding the foregoing, Borrower shall be permitted to make or declare a Restricted Payment to the extent necessary to maintain its status as a Business Development Company under the Investment Company Act and as a regulated investment company for U.S. federal or applicable state and local income tax purposes.

7.12       Use of Proceeds. Use the proceeds of the Advances for any purpose other than the acquisition and funding (either directly or indirectly as permitted hereunder) of leveraged loans, high-yield securities and other Investments, the payment of the Obligations, for general corporate purposes of the Loan Parties, or the payment of fees and expenses of the Loan Parties related to the transactions hereunder.

8.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default under this Agreement:

8.1          Payment Default. If Borrower fails to (a) make any payment of principal on its due date or (b) make any payment of interest or any other Obligations within five (5) Business Days after such Obligations are due and payable. For the avoidance of doubt, during any cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default.

8.2          Covenant Default. If any Loan Party (i) fails to perform any obligation under Section 6.1(i) or 6.6, (ii) fails to perform any obligation under Article 4, Section 6.7 or Section 6.8 and such failure continues for a period of five (5) Business Days, (iii) violates any of the covenants contained in Article 7 of this Agreement, or (iv) fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, and as to any default under such other term, provision, condition, covenant or agreement in this clause (iv) that can be cured, has failed to cure such default within ten (10) Business Days after Borrower receives notice thereof from Bank or any officer of any Loan Party has knowledge thereof;

8.3          Existence. If any Loan Party is dissolved or such Loan Party’s existence is otherwise terminated or any action is taken to effect such termination or such Loan Party’s dissolution, or if such Loan Party fails to comply with any term of its Charter Documents beyond any applicable time for cure, that would have a Material Adverse Effect;

8.4          Attachment. If any portion of the Collateral with a value in excess of $2,500,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or that such Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion the Collateral, or if a notice of lien, levy, or assessment is filed of record with respect to a material portion of the Collateral, by such Loan Party by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and, in each case, the same is not paid within thirty (30) days after such Loan Party receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Loan Party (provided that no Credit Extensions will be required to be made during such cure period);

8.5          Bankruptcy. If an Insolvency Proceeding is commenced by any Loan Party, or if an Insolvency Proceeding is commenced against such Loan Party and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6          Other Agreements. If there is a default or other failure to perform beyond any applicable cure period in any material agreement to which any Loan Party is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness owed by such Loan Party thereunder in each case, in an amount in excess of $2,500,000;

8.7          Judgments. If a final, non-appealable judgment or judgments rendered by a court of competent jurisdiction for the payment of money in an amount, individually or in the aggregate, of at least $2,500,000 not covered by independent third party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party and shall remain unsatisfied and unstayed for a period of sixty (60) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.8           Misrepresentations. If any financial statement, representation, warranty, document or certification required to be made or furnished by any Loan Party under this Agreement to Bank pursuant to this Agreement shall have been false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be.

9.             BANK’S RIGHTS AND REMEDIES.

9.1          Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, with notice of its election to Borrower (provided that no such notice shall be required upon the occurrence and during the continuance of an Event of Default under Section 8.5 and the failure to provide any such notice shall not affect the validity of any action taken), and without demand on any Loan Party, do any one or more of the following, all of which are authorized by each Loan Party:

(a)               Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)              Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement;

(c)              Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)              Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Loan Party agrees to assemble the Collateral and/or any documents relating to the Collateral, and to make such documents and/or the Collateral available to Bank as Bank may designate. Each Loan Party authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of such Loan Party’s owned premises, such Loan Party hereby grants Bank a license to enter into such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)               Enforce all of the rights of each Loan Party to receive the proceeds of the Collateral and apply the proceeds thereof to the Obligations;

(f)                Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a limited license or other right, solely pursuant to the provisions of this Section, to use, without charge, each Loan Party’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, such Loan Party’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)               Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Loan Party’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate; and

(h)               Other than a purchase by a Loan Party, Bank may bid and purchase the Collateral at any public sale of the Collateral upon terms no less favorable than that of the highest bid received.

9.2           Pledged Equity Remedies.

(a)               Voting Rights. At any time prior to the occurrence and during the continuance of an Event of Default, the Loan Parties shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity (including all voting, consent, administration, management and other rights and remedies under any organizational document with respect thereto), or any part thereof, for any purpose.

(b)               Dividend and Distribution Rights. The Loan Parties shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Equity; provided, however, that, following the occurrence and during the continuance of an Event of Default, any and all non-cash dividends or non-cash distributions in the form of certificated capital stock, certificated limited liability interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity, shall forthwith be delivered to Bank to be held as Collateral or applied to the Obligations in accordance with this Agreement, as Bank shall elect; and, if received by any Loan Party, shall be received in trust for the benefit of Bank, be segregated from the other property of the Loan Parties and forthwith be delivered to Bank in the same form as so received (with any necessary endorsements) to be held as Collateral or applied to the Obligations, in accordance with this Agreement, as Bank shall elect.

(c)               Rights as to Pledged Equity During Event of Default. After an Event of Default has occurred and while such Event of Default is continuing:

(i)              Voting, Dividend and Distribution Rights. At the option of Bank, all rights of the Loan Parties to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9.2(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 9.2(b) above, shall cease, and all such rights shall thereupon become vested in Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Equity such dividends and distributions.

(ii)              Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Loan Parties contrary to the provisions of Section 9.2(c)(i) above shall be received in trust for the benefit of Bank, shall be segregated from other funds of the Loan Parties and forthwith shall be paid over to Bank as Collateral in the same form as so received (with any necessary endorsements) to be held as Collateral or applied to the Obligations, as Bank may elect.

(d)               Irrevocable Proxy. After the occurrence and during the continuation of an Event of Default, each Loan Party hereby revokes all previous proxies (if any) with regard to the Pledged Equity and appoints Bank as its proxyholder and attorney in fact to, so long as such actions are performed in accordance with the applicable organizational documents and applicable law, attend and vote at any and all meetings of the equity holders of the entities which issued the Pledged Equity (whether or not transferred into the name of Bank), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the equity holders of such entities executed on or after the date of the giving of this proxy with the same effect as if the Loan Parties had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification. For the avoidance of doubt, the revocation of existing proxies (if any) shall not be effective until, and the appointment of Bank as proxyholder and attorney-in-fact shall not be effective until, the occurrence and during the continuance of an Event of Default. After the occurrence and during the continuation of an Event of Default, the Loan Parties hereby authorize Bank to substitute another Person (which Person shall be a successor to the rights of Bank hereunder or a nominee appointed by Bank to serve as proxyholder) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorize and direct the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate entity. This proxy is coupled with an interest and is irrevocable until the Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been made).

9.3           Right of Setoff; Deposit Accounts. Upon and after the occurrence of an Event of Default, Bank is hereby authorized by each Loan Party, at any time and from time to time, to set off against, and to appropriate and apply to the payment of, the Obligations (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Bank to any Loan Party (whether payable in U.S. Dollars or any other currency, whether matured or unmatured, and, in the case of deposits of a Loan Party, whether general or special, time or demand and however evidenced).

9.4           Remedies Cumulative. Bank’s rights and remedies under this Agreement, and the Loan Documents shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in writing by Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

10.           NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by email to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	GREAT ELM CAPITAL CORP. 800 South Street, Suite 230 Waltham, MA 02453 Attn: Adam Kleinman Email: akleinman@greatelmcap.com
If to Bank:	CITY NATIONAL BANK 555 South Flower Street, 21st Floor Los Angeles, California 90071 Attention: Stephanie Leimbach Telephone: (213) 673-0775 E-mail: stephanie.leimbach@cnb.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

New York law governs the Loan Documents without regard to principles of conflicts of law. Loan Parties and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or five (5) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A

MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.           GUARANTEE

12.1          Guarantee. Each Subsidiary Guarantor hereby absolutely and unconditionally, guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations of the Borrower (subject to the proviso in this sentence, the “Guaranteed Obligations”); provided that the liability of each Subsidiary Guarantor individually with respect to this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, to the maximum extent permitted by applicable law, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against Borrower under any debtor relief laws. Bank’s books and records showing the amount of the Obligations shall be conclusive for the purpose of establishing the amount of the Obligations (absent manifest error). This Guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor under this Guarantee (except for payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made)), and, to the maximum extent permitted by applicable law each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

12.2          Rights of Bank. Each Subsidiary Guarantor consents and agrees that Bank may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guarantee or any Obligations; (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantor of any of the Obligations, in each case, in accordance with the applicable Loan Documents. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

12.3          Certain Waivers. To the maximum extent permitted by applicable law, each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of Bank) of the liability of Borrower or any other Loan Party; (b) any defense based on any claim that such Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder; (d) any right to proceed against Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of Bank whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Bank; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating such Subsidiary Guarantor or sureties. To the maximum extent permitted by applicable law, each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Obligations.

12.4          Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Subsidiary Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

12.5          Subrogation. Each Subsidiary Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until all of the Obligations and any amounts payable under this Guarantee have been indefeasibly paid and performed in full and this Agreement is terminated. If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Bank and shall forthwith be paid to Bank to reduce the amount of the Obligations, whether matured or unmatured.

12.6          Termination; Reinstatement. This Guarantee is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the payment in full of all Obligations. Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, to the extent that any payment by or on behalf of Borrower or any Subsidiary Guarantor is made, or Bank exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Bank is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Guarantee.

12.7          Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Subsidiary

Guarantor or Borrower under any debtor relief laws, or otherwise, all such amounts shall nonetheless be payable by such Subsidiary Guarantor, immediately upon demand by Bank.

12.8          Condition of Borrower. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Subsidiary Guarantor requires, and that Bank has no duty, and no Subsidiary Guarantor is relying on Bank at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of Bank to disclose such information and any defense relating to the failure to provide the same).

13.           GENERAL PROVISIONS.

13.1          Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Loan Party without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank may not assign, transfer, negotiate or grant participation in all or any part of Bank’s interest, rights, obligations or benefits hereunder, without Borrower’s prior written consent (unless an Event of Default has occurred and is continuing, in which case, the consent of Borrower is not required), which shall not be unreasonably withheld. Notwithstanding the foregoing, Bank shall have the right without the consent of, but with notice to, Borrower to sell, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder to any of Bank’s Affiliates; provided that such sale, transfer or participation shall not be effective until written notice has been provided to Borrower. Borrower shall maintain a register of the name and address of any Persons to which Bank assigned or participated its obligations, rights and benefits hereunder and the principal amounts (and stated interest) of each such Person’s interest in the Advances or other obligations, rights and benefits under the Loan Documents, and shall treat such Persons as the beneficial owners of such obligations, rights and benefits for all U.S. federal tax purposes absent demonstrable error. The entries in such register shall be conclusive absent manifest error. Such Persons shall not be entitled to receive any greater payment under Section 2.6, with respect to any participation, than Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after such Person acquired the applicable participation. Notwithstanding the foregoing, no participant shall be entitled to any benefits of Section 2.6 unless such participant complies with the requirements of Section 2.6, including the requirements of Sections 2.6(d) and (e) (it being understood that the documentation required under Section 2.6 shall be delivered to Bank).

13.2          Indemnification. Irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless Bank, its affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable and documented out-of-pocket fees and expenses of outside counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the Revolving Line, the use or intended use of the proceeds of the Advances, or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Bank and its counsel (the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the bad faith, gross negligence or willful misconduct of any such Indemnitee. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 13.2. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 13.2 Borrower will resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee will use its reasonable efforts to cooperate in the defense of any such action, writ, or proceeding. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. The obligations of Borrower under this Section 13.2 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder. This Section 13.2 shall not apply with respect to taxes, other than taxes that represent losses, claims, penalties or damages arising from any non-tax claim. Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the transactions contemplated hereby asserted by an Indemnitee against Borrower; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of Borrower under the preceding provisions of this section.

13.3         Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4         Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5         Amendments in Writing, Integration. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

13.7         Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.

13.8         Termination of Security; Release of Guarantees. Borrower may terminate this Agreement at any time in its sole discretion upon at least three (3) Business Days’ prior notice to Bank, provided that, prior to such time, all Advances have been repaid and any and all other charges and costs to be paid hereunder have been paid in full as due to the date of termination and Borrower has complied with all other obligations hereunder to the date of termination, in each case as determined by Bank in its reasonable discretion. After such termination, Bank shall promptly release any security that it may have to the Collateral and shall terminate any guarantees hereunder, and the parties shall execute such other documents as may reasonably be required to fully terminate this Agreement and the parties’ rights and obligations hereunder following such termination.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

CITY NATIONAL BANK, as Bank

By:
Name:
Title:

[Signature Page to Loan, Guarantee and Security Agreement]

SCHEDULE E

Existing Indebtedness

1.	~~6.75~~5.875% unsecured notes due ~~January 31, 2025~~June 30, 2026 in the aggregate principal amount of approximately $~~46,000,000~~58,000,000.

2.	~~5.875~~8.75% unsecured notes due ~~June~~September 30, ~~2026~~2028 in the aggregate principal amount of approximately $~~58,000,000~~40,000,000.

3.	~~8.75~~8.50% unsecured notes due ~~September~~April 30, ~~2028~~2029 in the aggregate principal amount of approximately $~~40,000,000~~56,500,000.

4.	8.125% unsecured notes due December 31, 2029 in the aggregate principal amount of approximately $41,400,000.

5.	~~4.~~ Unsecured guaranty in an amount not to exceed $1,000,000 with respect to certain indebtedness for borrowed money of Prestige Capital Finance, LLC.

SCHEDULE P

Pledged Equity

Grantor	Issuer	Class of Equity Interest	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
Great Elm Capital Corp.	Great Elm Specialty Finance, LLC	Membership Interests	N/A	87.5	87.5% of Membership Interests
Great Elm Capital Corp.	CLO Formation JV, LLC	Membership Interests	N/A	112.5	71.25% of Membership Interests

EXHIBIT A

CLOSING DATE PORTFOLIO INVESTMENTS

Obligor Name	Funded Principal Amount	Unfunded Principal Amount	Total Commitment Amount	Maturity Date	Lien Type	Facility Type
ABB/Con-Cise Optical Group LLC	$2,984,375	$0	$2,984,375	6/15/2023	1st Lien	Term Loan
AgroFresh Inc.	$1,472,824	$0	$1,472,824	12/31/2024	1st Lien	Term Loan
APTIM Corp.	$3,000,000	$0	$3,000,000	6/15/2025	1st Lien	Bond
Avanti Communications Group PLC	$4,147,394	$0	$4,147,394	7/31/2022	1.125 Lien	Term Loan
Avanti Communications Group PLC	$1,220,052	$0	$1,220,052	7/31/2022	1.25 Lien	Term Loan
Avanti Communications Group PLC	$10,110,283	$0	$10,110,283	7/31/2022	1.5 Lien	DDTL
Avanti Communications Group PLC	$48,461,733	$0	$48,461,733	10/1/2022	2nd Lien	Bond
Luling Lodging LLC	$2,715,420	$0	$2,715,420	12/18/2017	1st Lien	Term Loan
Blueknight Energy Partners L.P.	$1,130,955 (173,993 shares)	$0	$1,130,955 (173,993 shares)	Perpetual	N/A	Preferred
California Pizza Kitchen, Inc.	$9,838,572	$0	$9,838,572	11/23/2024	1st Lien	Term Loan
Cleaver-Brooks Inc.	$1,000,000	$0	$1,000,000	3/1/2023	1st Lien	Bond
Crestwood Equity Partners LP	$18,260,000 (2,000,000 shares)	$0	$18,260,000 (2,000,000 shares)	Perpetual	N/A	Preferred
Davidzon Radio, Inc.	$8,962,354	$0	$8,962,354	3/31/2020	1st Lien	Term Loan
ECL Entertainment, LLC	$2,500,000	$0	$2,500,000	4/30/2028	1st Lien	Term Loan

Finastra Group Holdings, Ltd.	$2,000,000	$0	$2,000,000	6/13/2025	2nd Lien	Term Loan
First Brands, Inc.	$6,000,000	$0	$6,000,000	3/31/2028	2nd Lien	Term Loan
Gateway Casinos & Entertainment Limited	$5,000,000	$0	$5,000,000	3/1/2024	2nd Lien	Bond
The GEO Group, Inc.	$3,000,000	$0	$3,000,000	10/15/2024	Unsecured	Bond
Greenway Health, LLC	$0	$8,025,600	$8,025,600	2/16/2022	1st Lien	RLC
Martin Midstream Partners LP	$110,000	$0	$110,000	2/28/2025	2nd Lien	Bond
Mitchell International, Inc.	$3,000,000	$0	$3,000,000	11/30/2025	2nd Lien	Term Loan
National CineMedia, Inc.	$2,000,000	$0	$2,000,000	4/15/2028	1st Lien	Bond
Natural Resource Partners LP	$7,462,000	$0	$7,462,000	6/30/2025	Unsecured	Bond
Par Petroleum, LLC	$3,000,000	$0	$3,000,000	12/15/2025	1st Lien	Bond
Perforce Software, Inc.	$875,000	$3,500,000	$4,375,000	7/8/2024	1st Lien	RLC
PFS Holdings Corp.	$1,073,382	$0	$1,073,382	11/13/2024	1st Lien	Term Loan
W&T Offshore, Inc.	$3,000,000	$0	$3,000,000	11/1/2023	2nd Lien	Bond
Wynden Stark	$3,659,599	$4,740,401	$8,400,000	3/16/2022	N/A	A/R Facility
Quad/Graphics, Inc.	$2,000,000	$0	$2,000,000	5/1/2022	Unsecured	Bond
Research Now Group, Inc.	$6,947,368	$3,052,632	$10,000,000	12/20/2022	1st Lien	RLC
Research Now Group, Inc.	$12,000,000	$0	$12,000,000	12/20/2025	2nd Lien	Term Loan
Summit Midstream Holdings, LLC	$3,000,000	$0	$3,000,000	4/15/2025	Unsecured	Bond
Tensar Corporation	$10,000,000	$0	$10,000,000	2/20/2026	2nd Lien	Term Loan
Viasat, Inc.	$3,000,000	$0	$3,000,000	6/15/2021	N/A	A/R Facility

Exhibit A

EXHIBIT B

LOAN ADVANCE/PAYDOWN REQUEST FORM

To: [●]	Date: _________________
Copy: [●]
FAX #: __________________

FROM

Borrower’s Name: Great Elm Capital Corp.
Authorized Signer’s Name: ______________________ Authorized Signature: ________________________

All representations and warranties of Borrower stated in the Loan, Guarantee and Security Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) as of the date of the telephone request for and advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality).

DRAWDOWN	PAYDOWN
TO LOAN#: __________
AMOUNT: _______________________________	PRINCIPAL AMOUNT:___________________________________
WIRE INSTRUCTIONS: _____________________	INTEREST AMOUNT:____________________________________
TYPE OF ADVANCE: [BASE RATE ADVANCE] / [SOFR ADVANCE] INTEREST PERIOD: [1 MONTH] / [3 MONTHS] / [6 MONTHS][1]	WIRE INSTRUCTIONS:___________________________________

1 Include if Advance is a SOFR Advance

Exhibit B

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE) YES NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Amount	[SAME AS AMOUNT OF DRAWDOWN ABOVE]
*Routing Number (ABA/SWIFT/IBAN)
*Receiving Institution Name
*Receiving Institution Address
Other Instructions

Exhibit B

EXHIBIT C

BORROWING BASE CERTIFICATE

[_______], 20[__]

This certificate is delivered pursuant to that certain Loan, Guarantee and Security Agreement, dated as of May 5, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Great Elm Capital Corp., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto and City National Bank (the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

As of the date hereof, the undersigned Responsible Officer certifies that (i) all of the information set forth in Schedule A attached hereto is true, correct and complete as of the date set forth therein and that all calculations therein have been made in accordance with the terms and definitions set forth in the Loan Agreement, (ii) all of the Borrowing Base Portfolio Investments continue to comply with the applicable requirements set forth in “Eligible Portfolio Investments” in the Loan Agreement, (iii) each of the representations and warranties contained in Section 5 of the Loan Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) on and as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) and (iv) no Default under Section 6.7, Section 8.1 or Section 8.5 or Event of Default has occurred and is continuing under the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

Exhibit C

Schedule A to Borrowing Base Certificate

Borrowing Base Calculation

[On file with Bank]~~1~~2

12 Borrower to provide Borrowing Base calculation.

Exhibit C

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:           CITY NATIONAL BANK

FROM:     GREAT ELM CAPITAL CORP.

The undersigned authorized officer of GREAT ELM CAPITAL CORP. hereby certifies that in accordance with the terms and conditions of the Loan, Guarantee and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending ________________ with all required covenants except as noted below and on Schedule A attached hereto, (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) and (iii) all Borrowing Base Portfolio Investments continue to comply with the applicable requirements set forth in “Eligible Portfolio Investments” in the Agreement. Schedule A attached hereto sets forth the calculations of Borrower’s financial covenants reported herein. The Officer further certifies that these are prepared in accordance with the internal accounting and valuation policies in effect as of the Closing Date except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.
Borrower’s Financial Covenants (tested quarterly)	Required	Actual	Complies

Minimum Net Assets as demonstrated by the calculations set forth on Schedule A	$~~65,000,000~~80,000,000	$____________	Yes	No
Minimum Bank Asset Coverage as demonstrated by the calculations set forth on Schedule A	300%	$____________	Yes	No
Minimum Asset Coverage as demonstrated by the calculations set forth on Schedule A	150%	____________	Yes	No
BANK USE ONLY
Comments Regarding Exceptions: See Attached.
Sincerely,	Received by:_________________________________ AUTHORIZED SIGNER
Date: _______________________________________
______________________________________ SIGNATURE	Verified:_____________________________________ AUTHORIZED SIGNER
______________________________________ TITLE	Date: _______________________________________
______________________________________ DATE	Compliance Status Yes No

Schedule A to Compliance Certificate

Financial Covenant Calculations

[See Attached]~~2~~3

23 Borrower to provide covenant calculations.

Exhibit D

EXHIBIT E

CONTINUATION/CONVERSION NOTICE

To: [●]	Date: _________________
Copy: [●]
FAX #: __________________

FROM

Borrower’s Name: Great Elm Capital Corp.
Authorized Signer’s Name: ______________________ Authorized Signature: __________________________

Reference is hereby made to that certain Loan, Guarantee and Security Agreement, dated as of May 5, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Great Elm Capital Corp., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto and City National Bank (the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement

[Pursuant to Section 2.1(b) of the Loan Agreement, the undersigned elects to convert the following SOFR Advances to Base Rate Advances at the end of the current Interest Period for such SOFR Advances:

SOFR Advance Amount	Last Day of Current Interest Period

1.

2.

3. [and so on] ]

[Pursuant to Section 2.1(b) of the Loan Agreement, the undersigned elects to convert Base Rate Advances in the aggregate amount of $__________ to SOFR Advances(s) as follows:

SOFR Advance Amount	Desired Date of Conversion	Length of Interest Period

1.

2.

3. [and so on] ]

Exhibit E

[Pursuant to Section 2.1(b) of the Loan Agreement, the undersigned elects to continue the Interest Periods with respect to the following SOFR Advances for the following additional Interest Period:

SOFR Advance Amount	Last Date of Current Interest Period	Length of Continued Interest Period

1.

2.

3. [and so on] ]

Exhibit E